Exhibit 99.1

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of November 22, 1999 ("Agreement"), by and among First Place Financial Corp., a Delaware corporation ("Buyer"), First Federal Savings and Loan Association of Warren, a federally chartered savings and loan association (the "Association") and a wholly-owned subsidiary of Buyer, and Ravenna Savings Bank, an Ohio-chartered savings bank ("Ravenna").

     WHEREAS, the Boards of Directors of each of Buyer, the Association and Ravenna (i) have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein in which Ravenna will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into the Association,
(ii) have determined that this Agreement and the transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies and (iii) have approved, at meetings of each such Board of Directors, this Agreement.

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1  The Merger.  At the Effective Time (as defined in Section 1.2 hereof),
          ----------
Ravenna shall merge with and into the Association in accordance with the provisions of, and with the effect provided in, the rules and regulations (the "OTS Regulations") of the Office of Thrift Supervision (the "OTS") and Title XI of the Ohio Revised Code (the "Ohio Code") and pursuant to the terms and conditions of an agreement and plan of merger to be entered into between the Association and Ravenna consistent with the terms of this Agreement and in a form to be mutually agreed upon. The Association shall be the surviving entity (hereinafter sometimes called the "Surviving Entity") in the Merger, and shall continue its existence under the laws of the United States of America. The name of the Surviving Entity shall be First Federal Savings and Loan Association of Warren, or such other name as may be determined by the Buyer. Upon consummation of the Merger, the separate corporate existence of Ravenna shall terminate.

     1.2. Effective Time.  The Merger shall become effective as set forth in the
          --------------
articles of combination (the "Articles of Combination") which shall be filed with appropriate authorities (the "Authorities") on the Closing Date (as defined in Section 9.1 hereof). The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Articles of Combination.

     1.3  Effects of the Merger. At and after the Effective Time, the Merger
          ---------------------
shall have the effects set forth in Section 552.13 of the OTS Regulations and
Section 1701.82 of the Ohio Code.

     1.4  Conversion of Ravenna Common Stock.
          ----------------------------------

     (a) At the Effective Time, subject to Section 2.2(e) hereof, each share of the common stock, par value $100 per share, of Ravenna (the "Ravenna Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Ravenna Common Stock held (x) by a holder (the "Dissenting Stockholder"), pursuant to any applicable law providing for dissenters' or appraisal rights is entitled to receive payment in accordance with the provisions of any such law, such holder to have only the rights provided in any such law (the "Dissenters' Shares") (y) in Ravenna's treasury or (z) directly or indirectly by Buyer, the Association or Ravenna or any of their respective Subsidiaries (as defined below) (except for Trust Account Shares and DPC shares, as such terms are defined in Section 1.4 (b) hereof)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for 2,033 shares (the "Exchange Ratio") of common stock, par value $0.01 per share, of Buyer ("Buyer Common Stock"). All of the shares of Ravenna Common Stock converted into Buyer Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Ravenna Common Stock shall thereafter only represent the right to receive (i) the number of whole shares of Buyer Common Stock and (ii) the cash in lieu of fractional shares into which the shares of Ravenna Common Stock represented by such Certificate have been converted pursuant to this Section 1.4(a) and Section 2.2(e) hereof. Certificates previously representing shares of Ravenna Common Stock shall be exchanged for certificates representing whole shares of Buyer Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If prior to the Effective Time Buyer should split or combine its common stock, or pay a dividend or other distribution in such common stock, then the Exchange Ratio shall be appropriately adjusted to reflect such split, combination, dividend or distribution.

     (b) At the Effective Time, all shares of Ravenna Common Stock that are owned by Ravenna as treasury stock and all shares of Ravenna Common Stock that are owned directly or indirectly by Buyer or Ravenna or any of their respective Subsidiaries (other than shares of Ravenna Common Stock (x) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Buyer Common Stock which are similarly held, whether held directly or indirectly by Buyer or Ravenna, as the case may be, being referred to herein as "Trust Account Shares") and (y) shares of Ravenna Common Stock held by Buyer or Ravenna or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Ravenna Common Stock, and shares of Buyer Common Stock which are similarly held, whether held directly or indirectly by Buyer or Ravenna being referred to herein as "DPC Shares")) shall be cancelled and shall cease to exist and no stock of Buyer or other consideration shall be delivered in exchange therefor. All shares of Buyer Common Stock that are owned by Ravenna or its Subsidiary (other than Trust Account Shares and DPC Shares) shall become treasury stock of Buyer.

     1.5  Stock Options.
          -------------

     (a) At the Effective Time, all options granted by Ravenna under the Ravenna 1998 Key Employee Stock Option Plan (the "Ravenna Option Plan") ("Ravenna Options") to purchase shares of Ravenna Common Stock which are outstanding and unexercised immediately prior thereto shall be converted, in their entirety, automatically into options to purchase shares of Buyer Common Stock in an amount and at an exercise price determined as provided below:

            (1) The number of shares of Buyer Common Stock to be subject to the new options shall be equal to the product of the number of shares of Ravenna Common Stock subject to the original options and the Exchange Ratio, provided that any fractional shares of Buyer Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

            (2) The exercise price per share of the Buyer Common Stock under the new options shall be equal to the exercise price per share of Ravenna Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option, except that all references to Ravenna shall be deemed to be references to Buyer.

     (b) It is understood that the holder of a Ravenna Option may exercise such options, in accordance with the terms of the option, and applicable regulations, prior to the Effective Time.

     1.6  Buyer Common Stock.  Except for shares of Buyer Common Stock owned by
          ------------------
Ravenna or its Subsidiary (other than Trust Account Shares and DPC Shares), which shall be converted into treasury stock of Buyer as contemplated by Section
1.4 hereof, the shares of Buyer Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and at the Effective Time, such shares shall remain issued and outstanding.

     1.7  Charter.  At the Effective Time, the Charter of the Association, as in
          -------
effect at the Effective Time, shall be the Charter of the Surviving Entity.

     1.8  By-Laws.  At the Effective Time, the By-Laws of the Association, as in
          -------
effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Entity.

     1.9  Directors and Officers.  Except as provided in Section 6.13 hereof,
          ----------------------
the directors and officers of the Association immediately prior to the Effective Time shall be the directors and officers of the Surviving Entity, each to hold office in accordance with the Charter and By-Laws of the Surviving Entity until their respective successors are duly elected or appointed and qualified.

     1.10  Tax Consequences.  It is intended that the Merger constitute a
           ----------------
reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code.

     1.11  Dissenters' Rights.
           ------------------

             (a) Any Dissenting Stockholder who shall be entitled to dissenters' rights with respect to his or her Dissenters' Shares, as provided in
Section 1701.85 of the Ohio Code, shall not be entitled to the merger consideration under Section 1.4 of this Agreement, unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under such law, and shall be entitled to receive only the payment to the extent provided for therein with respect to such Dissenters' Shares.

             (b) Ravenna shall (i) give Buyer prompt written notice of the receipt of any notice from a stockholder purporting to exercise any dissenters' rights, (ii) not settle or offer to settle any demand for payment without the prior written consent of the Buyer and (iii) not waive any failure to comply strictly with any procedural requirements of Section 1701.85 of the Ohio Code.



                                  ARTICLE II

                              EXCHANGE OF SHARES

     2.1  Buyer to Make Shares Available.  At or prior to the Effective Time,
          ------------------------------
Buyer shall deposit, or shall cause to be deposited, with a bank or trust company (which may be a Subsidiary of Buyer) (the "Exchange Agent"), selected by Buyer and reasonably satisfactory to Ravenna, for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of Buyer Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of Buyer Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of Ravenna Common Stock.

     2.2  Exchange of Shares.
          ------------------

     (a) As soon as practicable after the Effective Time, and in no event more than five business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Buyer Common Stock and the cash in lieu of fractional shares into which the shares of Ravenna Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Buyer Common Stock to which such holder of Ravenna Common Stock shall have become entitled pursuant to the provisions of Article I hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

     (b) No dividends or other distributions declared after the Effective Time with respect to Buyer Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Buyer Common Stock represented by such Certificate. No holder of an unsurrendered Certificate shall be entitled, until the surrender of such Certificate, to vote the shares of Buyer Common Stock into which his Ravenna Common Stock shall have been converted.

     (c) If any certificate representing shares of Buyer Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Buyer Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) After the Effective Time, there shall be no transfers on the stock transfer books of Ravenna of the shares of Ravenna Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Buyer Common Stock as provided in this Article II.

     (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Buyer Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Buyer. In lieu of the issuance of any such fractional share, Buyer shall pay to each former stockholder of Ravenna who otherwise would be entitled to receive a fractional share of Buyer Common Stock an amount in cash determined by multiplying (i) the product of the Average Closing Price and the Exchange Ratio by (ii) the fraction of a share of Buyer Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.4 hereof.

     (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of Ravenna for six months after the Effective Time shall be paid to Buyer.

Any stockholders of Ravenna who have not theretofore complied with this Article II shall thereafter look only to Buyer for payment of their shares of Buyer Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on the Buyer Common Stock deliverable in respect of each share of Ravenna Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Buyer, Ravenna, the Exchange Agent or any other person shall be liable to any former holder of shares of Ravenna Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as Buyer may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Buyer Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

     (h) Buyer and the Exchange Agent shall be entitled to rely upon Ravenna's stock transfer books to establish the identity of those persons entitled to receive Buyer Common Stock pursuant to Article I, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by a Certificate, Buyer and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF RAVENNA

     Ravenna hereby represents and warrants to Buyer as follows:

     3.1  Organization.
          ------------

     (a) Ravenna is a savings bank duly organized, validly existing and in good standing under the laws of the State of Ohio. The deposit accounts of Ravenna are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Savings Association Insurance Fund ("SAIF") to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Ravenna. Ravenna's Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Ravenna and its Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Ravenna or its Subsidiary. The Amended Articles of Incorporation, Constitution and Bylaws of Ravenna, and the articles of incorporation, by-laws and similar governing documents of its Subsidiary, copies of which have previously been delivered to Buyer, are true, complete and correct copies of such documents as in effect as of the date of this Agreement. As used in this Agreement, the term "Material Adverse Effect" means, with respect to Buyer, Ravenna or the Surviving Entity, as the case may be, a material adverse effect on the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries taken as a whole, other than any such effect attributable to or resulting from general economic conditions. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

     (b) The minute books of Ravenna and its Subsidiary contain true, complete and accurate records in all material respects of all meetings and other corporate actions held or taken since December 31, 1994 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

     3.2  Capitalization.
          --------------

     (a) The authorized capital stock of Ravenna consists of 5,000 shares of Ravenna Common Stock. As of the date of this Agreement, there are (x) 1,000 shares of Ravenna Common Stock issued and outstanding and no shares of Ravenna Common Stock held in Ravenna's treasury and (y) no shares of Ravenna Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise except for 30 shares of Ravenna Common Stock reserved for issuance pursuant to the Ravenna Option Plan and described in Section 3.2(a) of the Disclosure Schedule which is being delivered to Buyer concurrently herewith (the "Ravenna Disclosure Schedule"). All of the issued and outstanding shares of Ravenna Common Stock are owned by the persons identified on Section 3.2(a)(i) of the Ravenna Disclosure Schedule. All of the issued and outstanding shares of Ravenna Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as referred to above or reflected in Section 3.2(a)(ii) of the Ravenna Disclosure Schedule, Ravenna does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Ravenna Common Stock or any other equity security of Ravenna or any securities representing the right to purchase or otherwise receive any shares of Ravenna Common Stock or any other equity security of Ravenna. The names of the optionees, the date of each option to purchase Ravenna Common Stock granted, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the Option Plan are set forth in Section 3.2(a) of the Ravenna Disclosure Schedule. As of the date hereof, there are no outstanding contractual obligations of Ravenna or its Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Ravenna or its Subsidiary.

     (b) Section 3.2(b) of the Ravenna Disclosure Schedule sets forth a true and correct list of all of the Subsidiaries of Ravenna as of the date of this Agreement. Except as set forth in Section 3.2(b) of the Ravenna Disclosure Schedule, Ravenna owns, directly or indirectly, all of the issued and outstanding shares of the capital stock of such Subsidiary, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of Ravenna has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Assuming compliance by Buyer with Section 1.5 hereof, at the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which Ravenna or its Subsidiary will be bound calling for the purchase or issuance of any shares of the capital stock of Ravenna or its Subsidiary.

     3.3  Authority; No Violation.
          -----------------------

     (a) Ravenna has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Ravenna. The Board of Directors of Ravenna has directed that this Agreement and the transactions contemplated hereby be submitted to Ravenna's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the requisite vote of Ravenna's stockholders, no other corporate proceedings (except for regulatory approvals) on the part of Ravenna are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Ravenna and (assuming due authorization, execution and delivery by Buyer) constitutes a valid and binding obligation of Ravenna, enforceable against Ravenna in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

     (b) Except as set forth in Section 3.3(b) of the Ravenna Disclosure Schedule, neither the execution and delivery of this Agreement by Ravenna, nor the consummation by Ravenna of the transactions contemplated hereby, nor compliance by Ravenna with any of the terms or provisions hereof will (i) violate any provision of the Articles of Incorporation, Constitution or By-Laws of Ravenna or the articles of incorporation, by-laws or similar governing documents of its Subsidiary, or (ii) assuming that the consents and approvals referred to in Section 3.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Ravenna or its Subsidiary, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Ravenna or its Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Ravenna or its Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on Ravenna.

     3.4  Consents and Approvals.  Except for (a) the filing of applications
          ----------------------
with the Office of Thrift Supervision (the "OTS") and, if necessary, the Federal Deposit Insurance Corporation ("FDIC") and approval of such applications, (b) the filing of an application with the Ohio Division of Financial Institutions (the "Division") and approval of such application, (c) the approval of this Agreement by the requisite vote of the stockholders of Ravenna, (d) the filing of the Certificate of Merger with the Secretary of State of the State of Ohio pursuant to the Ohio Act, and (e) such filings, authorizations or approvals as may be set forth in Section 3.4 of the Ravenna Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with
(1) the execution and delivery by Ravenna of this Agreement and (2) the consummation by Ravenna of the Merger and the other transactions contemplated hereby.

     3.5  Reports.  Ravenna and its Subsidiary have timely filed all material
          -------
reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1995 with (i) the Division, (ii) the FDIC, (iii) any other state regulatory authority (each a "State Regulator") and (iv) any other self-regulatory organization ("SRO") (collectively, the "Regulatory Agencies"), and all other material reports and statements required to be filed by them since December 31, 1995, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the State of Ohio, the Division, the FDIC, any State Regulator or any SRO, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Ravenna and its Subsidiary, except as set forth in Section 3.5 of the Ravenna Disclosure Schedule, no Regulatory Agency has initiated any proceeding or, to the best knowledge of Ravenna, investigation into the business or operations of Ravenna or its Subsidiary since December 31, 1995. There is no unresolved material violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Ravenna or its Subsidiary.

     3.6  Financial Statements.  Ravenna has previously delivered to Buyer
          --------------------
copies of (a) the consolidated balance sheets of Ravenna and its Subsidiary as of June 30 for the fiscal years 1996, 1997, 1998 and 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1995 through 1999, inclusive, in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to Ravenna, and (b) the unaudited consolidated balance sheets of Ravenna and its Subsidiary as of September 30, 1999 and September 30, 1998 and the related unaudited consolidated statements of income, cash flows and changes in stockholders' equity for the three month periods then ended. The September 30, 1999 consolidated balance sheet of Ravenna (including the related notes, where applicable) fairly presents the consolidated financial position of Ravenna and its Subsidiary as of the date thereof, and the other financial statements referred to in this Section 3.6 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section
6.9 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial position of Ravenna and its Subsidiary for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.9 hereof will comply, in all material respects with generally accepted accounting principles ("GAAP"); and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.9 hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto. The financial books and records of Ravenna and its Subsidiary have been, and are being, maintained in all material respects in accordance with GAAP.

     3.7  Broker's Fees.  Neither Ravenna nor its Subsidiary nor any of their
          -------------
respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that Ravenna has engaged, and will pay a fee or commission to, McDonald Investments, Inc. ("McDonald") in accordance with the terms of a letter agreement between McDonald and Ravenna concerning the retention of McDonald to act as financial advisor to Ravenna and concerning issuance of an opinion regarding the fairness of the Exchange Ratio, a true, complete and correct copy of which has been previously delivered by Ravenna to Buyer.

     3.8  Absence of Certain Changes or Events.
          ------------------------------------

     (a) Except as may be set forth in Section 3.8(a) of the Ravenna Disclosure Schedule, since June 30, 1999, (i) neither Ravenna nor its Subsidiary has incurred any material liability, except in the ordinary course of their business consistent with their past practices, and (ii) to Ravenna's knowledge, no event has occurred which has caused, or is reasonably likely to cause, individually or in the aggregate, a Material Adverse Effect on Ravenna.

     (b) Except as set forth in Section 3.8(b) of Ravenna Disclosure Schedule, since June 30, 1999, Ravenna and its Subsidiary have carried on their respective businesses in the ordinary course consistent with their past practices.

     (c) Except as set forth in Section 3.8(c) of the Ravenna Disclosure Schedule, since June 30, 1999, neither Ravenna nor its Subsidiary has (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of June 30, 1999 (which amounts have been previously disclosed to Buyer), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus other than year-end bonuses for fiscal 1999 as listed in Section 3.8 of the Ravenna Disclosure Schedule or (ii) suffered any strike, work stoppage, slow-down, or other labor disturbance.

     3.9  Legal Proceedings.
          -----------------

     (a) Except as set forth in Section 3.9 of the Ravenna Disclosure Schedule, neither Ravenna nor its Subsidiary is a party to any, and there are no pending or, to the best of Ravenna's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Ravenna or its Subsidiary or challenging the validity or propriety of the transactions contemplated by this Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on Ravenna.

     (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Ravenna, its Subsidiary or the assets of Ravenna or its Subsidiary which has had, or could reasonably be expected to have, a Material Adverse Effect on Ravenna.

     3.10  Taxes.
           -----

     (a) Except as set forth in Section 3.10(a) of the Ravenna Disclosure Schedule, each of Ravenna and its Subsidiary has (i) duly and timely filed or will duly and timely file (including applicable extensions granted without penalty) all Tax Returns (as hereinafter defined) required to be filed at or prior to the Effective Time, and such Tax Returns which have heretofore been filed are, and those to be hereinafter filed will be, true, correct and complete and (ii) paid in full or have made adequate provision for on the financial statements of Ravenna (in accordance with GAAP) all Taxes (as hereinafter defined) that are due on or prior to the Effective Time and will pay in full or make adequate provision for all such Taxes, except where the failure to do any of the foregoing would not have a Material Adverse Effect on Ravenna or its Subsidiary. There are no material liens for Taxes upon the assets of either Ravenna or its Subsidiary except for statutory liens for current Taxes not yet due. Except as set forth in Section 3.10(a) of the Ravenna Disclosure Schedule, neither Ravenna nor its Subsidiary has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding. The federal and state income Tax Returns of Ravenna and its Subsidiary have been audited by the Internal Revenue Service or appropriate state tax authorities with respect to those periods and jurisdictions set forth on Section 3.10(a) of the Ravenna Disclosure Schedule. Except as set forth in
Section 3.10(a) of the Ravenna Disclosure Schedule, neither Ravenna nor its Subsidiary (i) is a party to any agreement providing for the allocation or sharing of Taxes (other than the allocation of federal income taxes as provided by Regulation 1.1552-1(a)(l) under the Code; (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of the voluntary change in accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method); or (iii) has filed a consent pursuant to Section 341(f) of the Code.

     (b) For the purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

     (c) For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

     3.11  Employees.
           ---------

     (a) Section 3.11(a) of the Ravenna Disclosure Schedule sets forth a true and complete list of each employee benefit plan, arrangement or agreement that is maintained or contributed to or required to be contributed to as of the date of this Agreement (the "Plans") by Ravenna, its Subsidiary or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with Ravenna would be deemed a "single employer" within the meaning of
Section 4001 of the Employee

Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any employee or former employee of Ravenna, its Subsidiary or any ERISA Affiliate.

     (b) Ravenna has heretofore delivered to Buyer true and complete copies of each of the Plans, the summary plan descriptions, the Form 5500s for the last two years, and (i) the actuarial report for any Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for any Plan.

     (c) Except as set forth in Section 3.11(c) of the Ravenna Disclosure Schedule, (i) each of the Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code either (1) has received a favorable determination letter from the IRS, or (2) is or will be the subject of an application for a favorable determination letter, and Ravenna is not aware of any circumstances likely to result in the revocation or denial of any such favorable determination letter, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) except as disclosed under Section 3.29 of this Agreement, no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of Ravenna, its Subsidiary or any ERISA Affiliate beyond their retirement or other termination of service, other than (w) coverage mandated by applicable law, (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of Ravenna, its Subsidiary or the ERISA Affiliates or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by Ravenna, its Subsidiary or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Ravenna, its Subsidiary or an ERISA Affiliate of incurring a material liability thereunder,
(vi) no Plan is a "multiemployer pension plan," as such term is defined in
Section 3(37) of ERISA, (vii) all contributions or other amounts payable by Ravenna, its Subsidiary or any ERISA Affiliates as of the Effective Time with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting practices and Section 412 of the Code (except the employer matching contributions under the Ravenna Savings Bank 401(k) Plan for the current year), (viii) neither Ravenna, its Subsidiary nor any ERISA Affiliate has engaged in a transaction in connection with which Ravenna, its Subsidiary or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (ix) there are no pending, or, to the best knowledge of Ravenna, threatened or reasonably anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto and (x) except as disclosed under Section 3.29 of this Agreement, the consummation of the transactions contemplated by this Agreement will not (y) entitle any current or former employee or officer of Ravenna or any ERISA Affiliate to severance pay, termination pay or any other payment, except as expressly provided in this Agreement or (z) accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer.

     3.12  Ravenna Information.  The information relating to Ravenna and its
           -------------------
Subsidiary to be contained in the Registration Statement on Form S-4 (the "S-4"), or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The sections of the Form S-4 relating to Ravenna will comply in all material respects with the provisions of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder.

     3.13  Ownership of Buyer Common Stock: Affiliates and Associates.  Neither
           -------------------------------- -------------------------
Ravenna nor its Subsidiary, (i) beneficially own, directly or indirectly, or
(ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Buyer (other than Trust Account Shares and DPC Shares).

     3.14  Compliance with Applicable Law.  Ravenna and its Subsidiary hold, and
           ------------------------------
have at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not, to Ravenna's knowledge, in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Ravenna or its Subsidiary, including, without limitation, the Truth in Lending Act and Regulation Z promulgated thereunder, the Equal Credit Opportunity Act of 1974, as amended, and the regulations promulgated thereunder, the Real Estate Settlement Procedures Act, the Fair Debt Collection Practices Act and all other applicable fair lending laws and other laws related to discriminatory business practices, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on Ravenna, and neither Ravenna nor its Subsidiary knows of, or has received notice of, any material violations of any of the above.

     3.15  Certain Contracts.
           -----------------

     (a) Except as set forth in Section 3.15(a) of the Ravenna Disclosure Schedule, neither Ravenna nor its Subsidiary is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Buyer, Ravenna, the Surviving Entity or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement, (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 60 days or less notice involving the payment of more than $50,000 per annum, in the case of any such agreement with an individual, or $100,000 per annum, in the case of any other such agreement, (v) which materially restricts the conduct of any line of business by Ravenna or its Subsidiary, (vi) with or to a labor union or guild (including any collective bargaining agreement) or (vii) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 3.15(a), whether or not set forth in Section 3.15(a) of Ravenna Disclosure Schedule, is referred to herein as a "Ravenna Contract". Ravenna has previously delivered to Buyer true and correct copies of each Ravenna Contract.

     (b) Except as set forth in Section 3.15(b) of the Ravenna Disclosure Schedule, (i) each Ravenna Contract is valid and binding and in full force and effect, (ii) Ravenna and its Subsidiary have in all material respects performed all obligations required to be performed by it to date under each Ravenna Contract, except where such noncompliance, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on Ravenna, (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of Ravenna or its Subsidiary under any such Ravenna Contract, except where such default, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on Ravenna and (iv) no other party to such Ravenna Contract is, to the best knowledge of Ravenna, in default in any respect thereunder.

     3.16  Agreements with Regulatory Agencies.  Except as set forth in Section
           -----------------------------------
3.16 of the Ravenna Disclosure Schedule, neither Ravenna nor its Subsidiary is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 3.16 of the Ravenna Disclosure Schedule, a "Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Ravenna or its Subsidiary been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

     3.17  Investment Securities. Section  3.17 of the Ravenna Disclosure
           ---------------------
Schedule sets forth an investment securities (such term shall include mortgage backed securities and securities held for sale by Ravenna and its Subsidiary) report which includes security descriptions, CUSIP numbers, pool face values, book values, coupon rates and market values, as of October 31, 1999.

     3.18  Intellectual Property.  Except where there would be no Material
           ---------------------
Adverse Effect on Ravenna, Ravenna and its Subsidiary owns or possesses valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, servicemarks, trademarks and computer software used in its businesses; and neither Ravenna nor its Subsidiary has received any notice of conflict with respect thereto that asserts the right of others. Ravenna and its Subsidiary have in all material respects performed all the obligations required to be performed by them and are not in default in any material respect under any contract, agreement, arrangement or commitment relating to any of the foregoing, except where such non-performance or default would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on Ravenna.

     3.19  Undisclosed Liabilities.  Except (a) as set forth in Section 3.19 of
           -----------------------
the Ravenna Disclosure Schedule, (b) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Ravenna as of June 30, 1999 and (c) for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 1999 that, either alone or when combined with all similar liabilities, have not had, and could not reasonably be expected to have, a Material Adverse Effect on Ravenna, neither Ravenna nor its Subsidiary has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due).

     3.20  Administration of Fiduciary Accounts.  Ravenna and its Subsidiary has
           ------------------------------------
properly administered in all material respects all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither Ravenna nor its Subsidiary nor any of their respective directors, officers or employees has committed any breach of trust with respect to any such fiduciary account which has had or could reasonably be expected to have a Material Adverse Effect on Ravenna, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

     3.21  Environmental Matters.  Except as set forth in Section 3.21 of
           ---------------------
Ravenna Disclosure Schedule:

     (a) Each of Ravenna, its Subsidiary, the Participation Facilities and the Loan Properties (each as hereinafter defined) are, and have been, in compliance with all applicable federal, state and local laws including common law, regulations and ordinances and with all applicable decrees, orders and contractual obligations relating to pollution, the discharge of, or exposure to materials in the environment or workplace ("Environmental Laws"), except for violations which, either individually or in the aggregate, have not had and cannot reasonably be expected to have a Material Adverse Effect on Ravenna;

     (b) There is no suit, claim, action or proceeding, pending or, to Ravenna's knowledge, threatened, before any Governmental Entity or other forum in which Ravenna, its Subsidiary, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant
(x) for alleged noncompliance (including by any predecessor), with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any material whether or not occurring at or on a site owned, leased or operated by Ravenna or its Subsidiary, any Participation Facility or any Loan Property, except where such noncompliance or release has not resulted, and cannot be reasonably expected to result, either individually or in the aggregate, a Material Adverse Effect on Ravenna;

     (c) During the period of (x) Ravenna's or its Subsidiary's ownership or operation of any of their respective current properties or (y) Ravenna's or its Subsidiary's participation in the management of any Participation Facility, there has been no release of materials in, on, under or affecting any such property, except where such release has not had and cannot reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect on Ravenna. During the period of Ravenna's or its

Subsidiary's holding of a security interest in a Loan Property, to Ravenna's knowledge there has been no release of materials in, on, under or affecting, any such property, except when such release has not had and cannot reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect on Ravenna. Prior to the period of (x) Ravenna's or its Subsidiary's ownership or operation of any of their respective current properties, (y) Ravenna's or its Subsidiary's participation in the management of any Participation Facility, or (z) Ravenna's or its Subsidiary's holding of a security interest in a Loan Property, to Ravenna's knowledge there was no release or threatened release of materials in, on, under or affecting any such property, Participation Facility or Loan Property, except where such release has not had and cannot be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect on Ravenna;

     (d) To Ravenna's knowledge, there are no underground storage tanks on, in or under any properties currently or formerly owned or operated by Ravenna or its Subsidiary, any Participation Facility or any Loan Property and no underground storage tanks have been closed or removed from any properties currently or formerly owned or operated by Ravenna or its Subsidiary, any Participation Facility or any Loan Property which are or have been in the ownership of Ravenna or its Subsidiary; and

     (e) The following definitions apply for purposes of this Section 3.21: (x) "Loan Property" means any property in which Ravenna or its Subsidiary holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (y) "Participation Facility" means any facility in which Ravenna or its Subsidiary participates in the management and, where required by the context, said term means the owner or operator of such property.

     3.22  Derivative Transactions.   Except for forward loan sale commitments
           -----------------------
transacted in the ordinary course of business or as set forth in Section 3.22 of the Ravenna Disclosure Schedule, since June 30, 1999, neither Ravenna nor its Subsidiary has engaged in transactions in or involving forwards, futures, options on futures, swaps or other derivative instruments except (i) as agent on the order and for the account of others, or (ii) as principal for purposes of hedging interest rate risk on U.S. dollar denominated securities and other financial instruments. None of the counterparties to any contract or agreement with respect to any such instrument is in default with respect to such contract or agreement and no such contract or agreement, were it to be a Loan (as defined below) held by Ravenna or its Subsidiary, would be classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans" or words of similar import.

     3.23  Opinion.  Ravenna has received a written opinion, dated the date
           -------
hereof, from McDonald to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof the Exchange Ratio is fair to the Ravenna stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement, and will be updated at the time the proxy statement is mailed to stockholders of Ravenna.

     3.24  Approvals.  As of the date of this Agreement, Ravenna knows of no
           ---------
reason why all regulatory approvals required for the consummation of the transactions contemplated hereby should not be obtained without the imposition of a Burdensome Condition (as defined below).

     3.25  Loan Portfolio.
           --------------

     (a) No Regulatory Agencies have required or requested Ravenna to increase the allowance for loan losses as reflected in Ravenna's audited statement of condition at June 30, 1999 or as shown on the balance sheets in its reports filed with Regulatory Agencies for periods ending after June 30, 1999.

     (b) Except as set forth in Section 3.25 of the Ravenna Disclosure Schedule, neither Ravenna nor its Subsidiary is a party to any written or oral (i) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), other than Loans the unpaid principal balance of which does not exceed $50,000, under the terms of which the obligor is, as of the date of this Agreement, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loan with any director, executive officer or ten percent stockholder of Ravenna or its Subsidiary, or to the best knowledge of Ravenna, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 3.25 of Ravenna Disclosure Schedule sets forth (i) all of the Loans in original principal amount in excess of $50,000 of Ravenna or its Subsidiary that as of the date of this Agreement are classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, and (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of Ravenna and its Subsidiary that as of the date of this Agreement are classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category. Ravenna shall promptly inform Buyer in writing of any Loan that becomes classified in the manner described in the previous sentence, or any Loan the classification of which is changed, at any time after the date of this Agreement.

     (c) To the best of Ravenna's knowledge, each loan reflected as an asset in
Schedule 3.25 of the Ravenna Disclosure Schedule (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct in all material respects, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on Ravenna.

     3.26  Mortgage Banking Business.
           -------------------------

     (a) Licenses and Qualifications.  Ravenna (i) is an approved (A) United
         ---------------------------
States Department of Housing and Urban Development ("HUD") mortgagee and servicer for Federal Housing Administration ("FHA") -insured loans, (B) lender and servicer for Veterans Administration ("VA") -insured loans and (C) seller/servicer of one-to-four-family first mortgages for FannieMae ("FNMA") and FreddieMac ("FHLMC"), (ii) has all other certifications, authorizations, licenses, permits and other approvals necessary to conduct its current business and (iii) is in good standing under all applicable federal, state and local laws and regulations thereunder as a lender and servicer. As of the date hereof, there is no pending or, to Ravenna's knowledge, threatened cancellation or reduction of any loan purchase commitment or other loan sale contract to which Ravenna is a party and which would have a Material Adverse Effect on Ravenna or its Subsidiary, and the obligations of Ravenna under each such contract are being performed by Ravenna substantially in accordance with its terms. Ravenna has no reason to believe that it will suffer a forced reduction of the master commitment amount relating to FNMA or FHLMC purchases or swaps of loans, nor has any such restriction, rescission, increase or reduction occurred at any time since June 30, 1999. Ravenna's Subsidiary is not required, by virtue of its business activities, to be an approved (A) HUD mortgagee and servicer for FHA-insured loans, (B) lender and servicer for VA-insured loans or
(c) seller/servicer of one-to-four family first mortgages for FNMA and FHLMC.

     (b) Warehouse Lines of Credit.  Ravenna does not maintain any warehouse
         -------------------------
lines of credit.

     (c) Compliance. Each loan which is being serviced by Ravenna for the
         ----------
account of others (the "Loans") was underwritten, and the loan documents and loan files maintained by Ravenna with respect thereto are being maintained by Ravenna in compliance with all applicable laws and regulations and, if applicable, the requirements of the "Investor" (which term means (x) FHLMC, FNMA, or any other person, as the case may be, that owns any of the Loans or any portion of a Pool of loans or holds beneficial title to the Loans or any portion of a Pool of loans, but shall not mean the holder of mortgage-backed securities or mortgage pass-through securities except to the extent that the consent of such holder may be required in order for Ravenna to continue to have servicing rights with respect to the Loans related thereto and (y) any person who owns servicing rights for loans serviced or master serviced by Ravenna pursuant to a Loan Servicing Agreement) acquiring such Loan (or, if there is no such Investor, in accordance with Ravenna's underwriting standards then in effect) and the requirements of each person who insures or guarantees all or any portion of the risk of loss upon borrower default on any of the Loans, including, without limitation, the FHA, the VA and any private mortgage insurer, and providers of life, hazard, flood, disability, title or other insurance with respect to any of the Loans or the collateral therefor (each, an "Insurer"), if any, in effect and applicable at the time such insurance was obtained. Ravenna has not done or failed to do, or caused to be done or omitted to be done, any act, the effect of which would operate to invalidate or materially impair (a) any approvals of any Regulatory Agency or the FHA to insure, (b) any VA guarantee or commitment of the VA to guarantee, (c) any private mortgage insurance or commitment of any private mortgage insurer to insure, (d) any title insurance policy, (e) any hazard insurance policy, (f) any flood insurance policy, (g) any fidelity bond, direct surety bond, errors and omissions or other insurance policy required by any Regulatory Agency, Investor or Insurer, (h) any surety or guaranty agreement or (i) the rights of Ravenna under any Loan Servicing Agreement or loan purchase commitment. No Regulatory Agency, Investor or Insurer has (i) notified Ravenna, or to the knowledge of Ravenna claimed, that Ravenna has violated or has not complied on a recurring basis with the applicable underwriting standards with respect to Loans sold by Ravenna to an Investor or (ii) imposed restrictions on the activities (including commitment authority) of Ravenna.

     (d) Loan Files.  The loan documents relating to a Loan maintained in the
         ----------
loan files of Ravenna were in compliance with all applicable laws and regulations at the time of the origination, assumption or modification of such Loan, as the case may be, except where the failure to so comply, either individually or in the aggregate, would not have a Material Adverse Effect on Ravenna or its Subsidiary. The loan files maintained by Ravenna contain originals (or, where necessitated by the terms of the applicable mortgage servicing agreements, contain true, correct and complete copies) of the documents relating to each Loan and the information contained in such loan files with respect to each such Loan is true, complete and accurate and in compliance with all applicable laws and regulations, except where the failure to so comply, either individually or in the aggregate, would not have a Material Adverse Effect on Ravenna or its Subsidiary. Except as set forth in the loan documents relating to a Loan maintained in the loan files of Ravenna, the terms of the note, bond, deed of trust and mortgage for each such Loan have not been impaired, waived, altered or modified in any respect from the date of their origination except by a written instrument which written instrument has been recorded, or submitted for recordation in due course, if recordation is necessary to protect the interests of the owner thereof, except where the failure to do any of the foregoing, either individually or in the aggregate, would not have a Material Adverse Effect on Ravenna or its Subsidiary. The substance of any such waiver, alteration or modification has been communicated to and approved by (A) the relevant Investor and Insurer (if any), to the extent required by the relevant Investor and Insurer requirements, and (B) the title Insurer, to the extent required by the relevant policies, and the terms of any such waiver, alteration or modification are reflected in the loan documents, except where the failure to do any of the foregoing, either individually or in the aggregate, would not have a Material Adverse Effect on Ravenna or its Subsidiary. Except as set forth in the loan documents maintained in the loan files by Ravenna, to Ravenna's knowledge no mortgagor has been released from such mortgagor's obligations with respect to the applicable Loan.

     (e) Loan Servicing Agreements.  All of the contracts pursuant to which
         -------------------------
Ravenna has the right and/or obligation to service loans (each, a "Loan Servicing Agreement") are (i) valid and binding obligations of Ravenna, and to the knowledge of Ravenna, of all the other parties thereto, (ii) in full force and effect, (iii) enforceable in accordance with their terms (except where enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles) and (iv) to Ravenna's knowledge, owned by Ravenna free and clear of any Lien, except pursuant to the loan and security agreements disclosed in Section 3.26(e) of the Ravenna Disclosure Schedule. There is no default by Ravenna or claim of default pending or, to Ravenna's knowledge, threatened against Ravenna by any party under any such Loan Servicing Agreement, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by any party under any such Loan Servicing Agreement or would result in any such mortgage servicing agreement being terminable by any party thereto. There is no pending or, to the knowledge of Ravenna, threatened cancellation of any Loan Servicing Agreement and the obligations of Ravenna under each Loan Servicing Agreement are being performed by Ravenna in accordance with the terms of such Agreement and applicable rules or regulations. Ravenna is not a subservicer with respect to any of the Serviced Loans.

     (f) No Recourse.  Except as set forth in Section 3.26(f) of the Ravenna
         -----------
Disclosure Schedule, none of Ravenna's servicing rights is subject to recourse against the servicer, and Ravenna is not subject to recourse in connection with any Loans sold by it, in each case for losses on liquidation of a loan, borrower defaults or repurchase obligations upon the occurrence of non-payment or other events, other than events entitling Investors to request a repurchase of a loan because of alleged breaches of customary representations and warranties relating to the origination or servicing thereof.

     (g) Escrow Account.  Unless otherwise prohibited by law or an executed
         --------------
escrow waiver, Ravenna collects all escrows related to the Loans, and all escrow accounts have been maintained by Ravenna and, to Ravenna's knowledge, all prior servicers in accordance with the related loan documents, all applicable laws, rules, regulations, and requirements of Investors, Insurers and governmental authorities, and in accordance with the applicable Loan Servicing Agreements. Ravenna has credited to the account of borrowers all interest required to be paid on any escrow account in accordance with applicable law and the terms of such agreements and loan documents. All escrow, custodial, and suspense accounts related to the Loans are held in Ravenna's name or the investor's name by Ravenna.

     (h) Advances. There are no servicing or other contracts to which Ravenna
         --------
is a party which obligates it to make servicing advances for principal and interest payments with respect to defaulted or delinquent Loans other than in a manner as provided in standard and customary agreements with FNMA or FHLMC. To the extent made, any such advances are valid and subsisting amounts owing to Ravenna, subject to the terms of the applicable Loan Servicing Agreement.

     (i) ARM Adjustments. With respect to each Loan for which the interest
         ---------------
rate is not fixed for the entire term of the Loan, Ravenna has, since the date it commenced servicing such Loan and, to Ravenna's knowledge, all prior servicers have (i) properly and accurately entered into its system all data required to service the loan in accordance with the related loan documents and all regulations, (ii) properly and accurately adjusted the monthly payment on each payment adjustment date, (iii) properly and accurately calculated the amortization of principal and interest on each payment adjustment date, in each case in compliance with all applicable laws, rules and regulations and the related loan documents, and (iv) executed and delivered any and all necessary notices required under, and in a form that complies with, all applicable laws, rules and regulations and the terms of the related loan documents regarding the interest rate and payment adjustments, except where the failure to do any of the foregoing, either individually or in the aggregate, would not have a Material Adverse Effect on Ravenna or its Subsidiary.

     (j) Pools. Each Loan included in a pool of Loans originated, acquired or
         -----
serviced by Ravenna (a "Pool") meets all eligibility requirements (including, without limitation, all applicable requirements for obtaining mortgage insurance certificates and loan guaranty certificates) for inclusion in such Pool. All of such Pools have been finally certified or, if required, recertified in accordance with all applicable laws, rules and regulations, except where the time for certification or recertification has not expired. To the knowledge of Ravenna, no Pools have been improperly certified. The loan file for each Loan included in a certified Pool contains all documents and instruments necessary for the final certification or recertification of such Pool. No Loan has been bought out of a Pool without all required prior written approvals of the applicable Investors. Neither the execution, delivery or performance of this Agreement by Ravenna nor the consummation by Ravenna of the transactions contemplated hereby will require any Pool to be recertified. The aggregate unpaid principal balance outstanding of the Loans in each Pool equals or exceeds the amount owing to the applicable Investors.

     (k) Mortgage Insurance.  Each Loan which is indicated in the related loan
         ------------------
documents to have FHA insurance is insured under the National Housing Act or qualifies for such insurance. Each Loan which is indicated in the related loan documents to be guaranteed by the VA is guaranteed under the provisions of Chapter 37 of Title 38 of the United States Code to the extent required by the applicable Investor or qualifies for such guarantee. As to each FHA insurance certificate, each VA guarantee certificate, and each Loan which is indicated in the related loan file to be insured by private mortgage insurance, Ravenna has complied with or been granted waivers from applicable provisions of the insurance or guarantee contract and applicable laws and regulations, except where such failure to comply or to receive waivers, either individually or in the aggregate, would not have a Material Adverse Effect on Ravenna or its Subsidiary, the insurance or guarantee is in full force and effect with respect to each such Loan, and to the knowledge of Ravenna, there does not exist any event or condition which, but for the passage of time or the giving of notice or both, can result in a revocation of any such insurance or guarantee or constitute adequate grounds for the applicable Insurer to refuse to provide insurance or guarantee payments thereunder.

     3.27  Year 2000 Compliance.  Ravenna and its Subsidiary have taken all
           --------------------
reasonable steps necessary to address the software, accounting and record keeping issues raised in order for the data processing systems used in the business conducted by Ravenna and its Subsidiary to be substantially Year 2000 compliant on or before the end of 1999 and Ravenna expects the future cost of addressing such issues to be $35,000. Except for the "Needs Improvement" rating received from the FDIC and the Division on August 3, 1998, which rating was subsequently revised to "Satisfactory" on July 26, 1999, neither Ravenna nor any of its Subsidiary has received a rating of less than satisfactory from any bank regulatory agency with respect to Year 2000 compliance.

     3.28  Labor Matters.  Except as set forth in Section 3.28 of the Ravenna
           -------------
Disclosure Schedule, neither Ravenna nor its Subsidiary is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is Ravenna or its Subsidiary the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is the management of Ravenna aware of any strike, other labor dispute, organizational effort or other activity taken with a view toward unionization involving Ravenna or its Subsidiary pending or threatened. To Ravenna's knowledge, Ravenna and its Subsidiary are in compliance with applicable laws regarding employment or employees and retention of independent contractors and are in material compliance with all applicable employment tax laws.

     3.29  Termination Benefits.  Section 3.29 of the Ravenna Disclosure
           --------------------
Schedule contains a complete and accurate schedule showing as of the date of this Agreement the monetary amounts payable, subject to a determination of the Market Value, and identifying the in-kind benefits due under the Specified Compensation and Benefit Programs (as defined herein) for each Named Individual (as defined herein) individually. For purposes hereof, "Specified Compensation and Benefit Programs" shall include all employment agreements, change in control agreements, severance or special termination agreements, severance plans, pension, retirement or deferred compensation plans for non-employee directors, supplemental executive retirement programs, tax indemnification agreements, outplacement programs, cash bonus programs, stock appreciation right, phantom stock or stock unit plan, and health, life, disability and other insurance or welfare plans, but shall not include any tax-qualified pension, profit-sharing or employee stock ownership plan. For purposes hereof, "Named Individual" shall include each non-employee director of Ravenna or its Subsidiary and each executive officer of Ravenna.

     3.30  Deposits.  None of the deposits of Ravenna or its Subsidiary is a
           --------
"brokered" deposit.

     3.31  Antitakeover Provisions Inapplicable. Ravenna and its Subsidiary have
           ------------------------------------
taken all actions required to exempt Ravenna and the Agreement from any provisions of an antitakeover nature in their Articles of Incorporation, Constitution and Bylaws and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

     3.32  Insurance.  Ravenna and its Subsidiary are presently insured, and
           ---------
since December 31, 1996, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by Ravenna and its Subsidiary are in full force and effect, Ravenna and its Subsidiary are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

     3.33  Indemnification.  Except as provided in Ravenna's employment
           ---------------
agreements, its indemnification agreement with McDonald, or the Articles of Incorporation, Constitution or Bylaws of Ravenna, neither Ravenna nor its Subsidiary is a party to any indemnification agreement with any of its present or future directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of Ravenna (a "Covered Person"), and, except as set forth in Section 3.33 of the Ravenna Disclosure Schedule, to the best knowledge of Ravenna, there are no claims for which any Covered Person would be entitled to indemnification under the Articles of Incorporation, Constitution or Bylaws of Ravenna or any Subsidiary of Ravenna, applicable law, regulation or any indemnification agreement.

                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Ravenna as follows:

     4.1   Corporate Organization.
           ----------------------

     (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Buyer. Buyer is duly registered as a savings and loan holding company under the Home Owners' Loan Act of 1933, as amended (the "HOLA"). The Certificate of Incorporation and By-laws of Buyer, copies of which have previously been made available to Ravenna, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

     (b) The Association is a savings and loan association duly organized, validly existing and in good standing under the laws of the United States of America and the OTS Regulations. The deposit accounts of the Association are insured by the FDIC through the SAIF to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by the Association. The Buyer does not have any other Subsidiaries. The Association has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Charter and Bylaws of the Association, copies of which have previously been made available to Ravenna, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

     (c) The minute books of Buyer and the Association contain true, complete and accurate records in all material respects of all meetings and other corporate actions held or taken since December 31, 1994 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

     4.2  Capitalization.
          --------------

     (a) As of the date of this Agreement, the authorized capital stock of Buyer consists of 33,000,000 shares of Buyer Common Stock and 3,000,000 shares of preferred stock, par value $.01 per share ("Buyer Preferred Stock"). As of September 30, 1999, there were 11,241,250 shares of Buyer Common Stock and no shares of Buyer Preferred Stock issued and outstanding, and no shares of Buyer Common Stock held in Buyer's treasury. As of the date of this Agreement, no shares of Buyer Common Stock or Buyer Preferred Stock were reserved for issuance, except that 1,124,125 shares of Buyer Common Stock were reserved for issuance upon the exercise of stock options pursuant to the First Place Financial Corp. 1999 Incentive Plan (the "Buyer Stock Plan"). All of the issued and outstanding shares of Buyer Common Stock and Buyer Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as referred to above or reflected in Section 4.2(a) of the Buyer Disclosure Schedule, Buyer does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Buyer Common Stock or Buyer Preferred Stock or any other equity securities of Buyer or any securities representing the right to purchase or otherwise receive any shares of Buyer Common Stock or Buyer Preferred Stock. The shares of Buyer Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights.

     (b) Section 4.2(b) of the Buyer Disclosure Schedule sets forth a true and correct list of all of the Buyer Subsidiaries as of the date of this Agreement. Except as set forth in Section 4.2(b) of the Buyer Disclosure Schedule, Buyer owns, directly or indirectly, all of the issued and outstanding shares of capital stock of the Subsidiary of the Buyer, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of the Buyer has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of Buyer calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

     4.3  Authority.  No Violation.
          ------------------------

     (a) Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Buyer. Except for the adoption of this Agreement by the requisite vote of Buyer's stockholders, if required, no other corporate proceedings on the part of Buyer are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and (assuming due authorization, execution and delivery by Ravenna) constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

     (b) The Association has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of the Agreement and the consummation of the transactions contemplated hereby has been duly and validly approved by the Board of Directors of the Association. Upon the due and valid approval of this Agreement by Buyer as the sole stockholder of the Association, no other corporate proceedings on the part of the Association will be necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Association and (assuming due authorization, execution and delivery by the Buyer and Ravenna) constitutes a valid and binding obligation of the Association, enforceable against the Association in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

     (c) Except as set forth in Section 4.3(c) of the Buyer Disclosure Schedule, neither the execution and delivery of this Agreement by Buyer and the Association, nor the consummation by Buyer or the Association, as the case may be, of the transactions contemplated hereby, nor compliance by Buyer or the Association, as the case may be, with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of Buyer, or the charter or by-laws or similar governing documents of its Subsidiary or (ii) assuming that the consents and approvals referred to in
Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or its Subsidiary or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Buyer or its Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or its Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have or be reasonably likely to have a Material Adverse Effect on Buyer.

     4.4  Consents and Approvals.  Except for (a) the filing of applications
          ----------------------
with the OTS and the FDIC, if necessary, and approval of such applications, (b) the state banking approvals, (c) the filing with the SEC of the S-4, (d) the filing of the Articles of Combination with the OTS, (e) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Buyer Common Stock pursuant to this Agreement, (f) the approval of the Agreement by the stockholder of the Association, (g) the approval by the Nasdaq National Market of the listing of the additional shares of Buyer Common Stock to be issued pursuant to Section II hereof, and (h) such filings, authorizations or approvals as may be set forth in Section 4.4 of the Buyer Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by Buyer and the Association of this Agreement, (2) the consummation by Buyer and the Association of the Merger and the other transactions contemplated hereby and (3) the consummation by the Association of the transactions contemplated by the Agreement.

     4.5  Financial Statements.  Buyer has previously delivered to Ravenna
          --------------------
copies of (a) the consolidated balance sheets of Buyer as of June 30, 1999 and of the Association as of June 30 for the years 1997 and 1998 and the related consolidated statements of income, changes in shareholders' equity and cash flows for Buyer for the fiscal year ended June 30, 1999 and for the Association for the fiscal years 1996 through 1998, inclusive, in each case accompanied by the audit report of Crowe, Chizek and Company LLP and Packer, Thomas & Co., independent public accountants with respect to Buyer and the Association, and
(b) the unaudited consolidated balance sheet of Buyer and the Association as of September 30, 1999 and September 30, 1998 and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the three month periods then ended as reported in Buyer's Quarterly Report on Form 10-Q for the period ended September 30, 1999 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The June 30, 1999 consolidated balance sheet of Buyer (including the related notes, where applicable) fairly presents the consolidated financial position of Buyer as of the date thereof, and the other financial statements referred to in this Section
4.5 (including the related notes, where applicable) fairly present and the financial statements referred to in Section 6.9 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of Buyer and the Association for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.9 hereof will comply, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section
6.9 hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The financial books and records of Buyer and the

Association have been, and are being, maintained in all material respects in accordance with GAAP.

     4.6  Broker's Fees.  Neither Buyer nor any Subsidiary of Buyer, nor any of
          -------------
their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that Buyer has engaged, and will pay a fee or commission to, Charles Webb & Company, a Division of Keefe, Bruyette and Woods, Inc. ("Webb").

     4.7  Absence of Certain Changes or Events.
          ------------------------------------

     (a) Except as may be set forth in Section 4.7 of the Buyer Disclosure Schedule, or as disclosed in Buyer's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (a true, complete and correct copy of which has previously been delivered to Ravenna), since June 30, 1999, (i) neither Buyer nor its Subsidiary has incurred any material liability, except in the ordinary course of their business consistent with their past practices, and (ii) to Buyer's knowledge, no event has occurred which has caused, or is reasonably likely to cause, individually or in the aggregate, a Material Adverse Effect on Buyer.

     (b) Except as set forth in Section 4.7(b) of the Buyer Disclosure Schedule, since September 30, 1999, the Buyer and its Subsidiary have carried on their respective businesses in the ordinary course consistent with their past practices.

     4.8  Legal Proceedings.
          -----------------

     (a) Except as set forth in Section 4.8 of the Buyer Disclosure Schedule or in Buyer's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, neither Buyer nor its Subsidiary is a party to any and there are no pending or to the best of Buyer's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Buyer or its Subsidiary or challenging the validity or propriety of the transactions contemplated by this Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would have or be reasonably likely to have a Material Adverse Effect on Buyer.

     (b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Buyer, its Subsidiary or the assets of Buyer or its Subsidiary which has had, or could reasonably be expected to have, a Material Adverse Effect on Buyer.

     4.9  Compliance with Applicable Law.  Buyer and its Subsidiary holds, and
          ------------------------------
has at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Buyer or its Subsidiary, except where the failure to hold such license, franchise, permit or authorization or such non-compliance or default would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Buyer, and neither Buyer nor its Subsidiary knows of, or has received notice of violation of, any material violations of any of the above.

     4.10  SEC Reports.  Buyer has previously made available to Ravenna an
           -----------
accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since September 1, 1998 by Buyer with the SEC pursuant to the Securities Act or the Exchange Act (the "Buyer Reports") and (b) communication mailed by Buyer to its shareholders since September 1, 1998, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Buyer has timely filed all Buyer Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Buyer Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

     4.11  Buyer Information.  The information relating to Buyer and its
           -----------------
Subsidiary to be contained in the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The S-4 (except for such portions that relate only to Ravenna or its Subsidiary, as to which the Buyer makes no representation) will comply in all material respects with the provisions of the Securities Act of 1933 and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, if applicable.

     4.12  Ownership of Ravenna Common Stock.  Neither Buyer nor any of its
           ---------------------------------
affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially own, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of Ravenna (other than Trust Account Shares and DPC Shares); and

     4.13  Taxes.  Except as set forth in Section 4.13 of the Buyer Disclosure
           -----
Schedule, each of Buyer and its Subsidiary has (i) duly and timely filed or will duly and timely file (including applicable extensions granted without penalty) all Tax Returns required to be filed at or prior to the Effective Time, and such Tax Returns which have heretofore been filed are, and those to be hereinafter filed will be, true, correct and complete, and (ii) paid in full or have made adequate provision for on the financial statements of Buyer (in accordance with GAAP) all Taxes and will pay in full or make adequate provision for all Taxes, except where the failure to do any of the foregoing would not have a Material Adverse Effect on Buyer and its Subsidiary, taken as a whole. There are no material liens for Taxes upon the assets of either Buyer or its Subsidiary except for statutory liens for current Taxes not yet due. Except as set forth in
Section 4.13 of the Buyer Disclosure Schedule, neither Buyer nor its Subsidiary has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding. The federal and state income Tax Returns of Buyer and its Subsidiary have been audited by the Internal Revenue Service or appropriate state tax authorities with respect to those periods and jurisdictions set forth on Section 4.13 of the Buyer Disclosure Schedule. Except as set forth in Section 4.13 of the Buyer Disclosure Schedule, neither Buyer nor its Subsidiary (i) is a party to any agreement providing for the allocation or sharing of Taxes (other than the allocation of federal income taxes as provided by Regulation 1.1552 l(a)(1) under the Code);
(ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of the voluntary change in accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method); or (iii) has filed a consent pursuant to Section 341(f) of the Code.

     4.14  Employees.
           ---------

     (a) Section 4.14(a) of the Buyer Disclosure Schedule sets forth a true and complete list of each employee benefit plan, arrangement or agreement that is maintained or contributed to or required to be contributed to as of the date of this Agreement (the "Buyer Plans") by Buyer, its Subsidiary or by any trade or business, whether or not incorporated (a "Buyer ERISA Affiliate"), all of which together with Buyer would be deemed a "single employer" within the meaning of
Section 4001 of ERISA, for the benefit of any employee or former employee of Buyer, any Subsidiary or any ERISA Affiliate.

     (b) Except as set forth in Section 4.14(b) of the Buyer Disclosure Schedule, (i) each of the Buyer Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code, (ii) each of the Buyer Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has either (1) received a favorable determination letter from the IRS, or (2) is or will be the subject of an application for a favorable determination letter, and Buyer is not aware of any circumstances likely to result in the revocation or denial of any such favorable determination letter, (iii) with respect to each Buyer Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Buyer Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Buyer Plan's actuary with respect to such Buyer Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Buyer Plan allocable to such accrued benefits, (iv) no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of Buyer, its Subsidiary or any ERISA Affiliate beyond their retirement or other termination of service, other than (w) coverage mandated by applicable law, (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of Buyer, its Subsidiary or the ERISA Affiliates or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by Buyer, its Subsidiary or any Buyer ERISA Affiliate that has not been satisfied in full, (vi) no Buyer Plan is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA,
(vii) all contributions or other amounts payable by Buyer, its Subsidiary or any ERISA Affiliate as of the Effective Time with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting practices and Section 412 of the Code, (viii) neither Buyer, its Subsidiary nor any ERISA Affiliate has engaged in a transaction in connection with which Buyer, its Subsidiary or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to
Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (ix) there are no pending, or, to the best knowledge of Buyer, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Buyer Plans or any trusts related thereto and
(x) the consummation
of the transactions contemplated by this Agreement will not (y) entitle any current or former employee or officer of Buyer or any ERISA Affiliate to severance pay, termination pay or any other payment, except as expressly provided in this Agreement or (z) accelerate the time of payment or vesting or increase in the amount of compensation due any such employee or officer.

     4.15  Agreements with Regulatory Agencies.  Except as set forth in Section
           -----------------------------------
4.15 of the Buyer Disclosure Schedule, neither Buyer nor its Subsidiary is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth in Section 4.15 of the Buyer Disclosure Schedule, a "Buyer Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Buyer or its Subsidiary been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

     4.16  Investment Securities. Section 4.16 of the Buyer Disclosure Schedule
           ---------------------
sets forth an investment securities (such term shall include mortgage backed securities and securities held for sale of the Buyer and its Subsidiary) report which includes security descriptions, CUSIP numbers, pool face values, book values, coupon rates and market values, as of October 31, 1999.

     4.17  Undisclosed Liabilities.  Except (a) as set forth in Section 4.17 of
           -----------------------
the Buyer Disclosure Schedule, (b) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Buyer included in its Form 10-Q for the period ended September 30, 1999 and (c) for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 1999 that, either alone or when combined with all similar liabilities, have not had, and could not reasonably be expected to have, a Material Adverse Effect on Buyer, neither Buyer nor its Subsidiary has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due).

     4.18  Administration of Fiduciary Accounts.  Buyer and its Subsidiary has
           ------------------------------------
properly administered in all material respects all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither Buyer nor its Subsidiary nor any of their respective directors, officers or employees has committed any breach of trust with respect to any such fiduciary account which has or could reasonably be expected to have a Material Adverse Effect on Buyer, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

     4.19  Approvals.  As of the date of this Agreement, Buyer knows of no
           ---------
reason why all regulatory approvals required for the consummation of the transactions contemplated hereby should not be obtained without the imposition of a Burdensome Condition.

     4.20  Reports.  Buyer and its Subsidiary have timely filed all material
           -------
reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since June 30, 1995 with any Regulatory Agency, and all other material reports and statements required to be filed by them since June 30, 1995, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the OTS, the FDIC, any State Regulator or any SRO, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Buyer and its Subsidiary and, except as set forth in Section 4.20 of Buyer Disclosure Schedule, no Regulatory Agency has initiated any proceeding or, to the best knowledge of Buyer, investigation into the business or operations of Buyer or its Subsidiary since June 30, 1995. There is no unresolved material violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Buyer or its Subsidiary.

     4.21  State Takeover Laws.  The provisions of Article VIII of Buyer's
           -------------------
Certificate of Incorporation will not, assuming the accuracy of the representations contained in Section 3.13 hereof, apply to the Agreement or any of the transactions contemplated hereby.

     4.22  Environmental Matters.  Except as set forth in Section 4.22 of the
           ---------------------
Buyer Disclosure Schedule:

     (a) Each of Buyer, its Subsidiary, the Participation Facilities and the Loan Properties (each as hereinafter defined) are, and have been, in compliance with Environmental Laws, except for violations which, either individually or in the aggregate, have not had and cannot reasonably be expected to have a Material Adverse Effect on Buyer;

     (b) There is no suit, claim, action or proceeding, pending or, to Buyer's knowledge, threatened, before any Governmental Entity or other forum in which Buyer, any of its Subsidiary, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor), with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any material whether or not occurring at or on a site owned, leased or operated by Buyer or any of its Subsidiary, any Participation Facility or any Loan Property, except where such noncompliance or release has not resulted, and cannot be reasonably expected to result, either individually or in the aggregate, a Material Adverse Effect on Buyer;

     (c) During the period of (x) Buyer's or any of its Subsidiary's ownership or operation of any of their respective current properties or (y) Buyer's or any of its Subsidiary's participation in the management of any Participation Facility, there has been no release of materials in, on, under or affecting any such property, except where such release has not had and cannot reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect on Buyer. During the period of Buyer's or its Subsidiary's holding of a security interest in a Loan Property, to the Buyer's knowledge there has been no release of materials in, on, under or affecting any such property, except where such release has not had and cannot reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect on Buyer or its Subsidiary, taken as a whole. Prior to the period of (x) Buyer's or any of its Subsidiary's ownership or operation of any of their respective current properties, (y) Buyer's or any of its Subsidiary's participation in the management of any Participation Facility, or (z) Buyer's or any of its Subsidiary's holding of a security interest in a Loan Property, to Buyer's knowledge there was no release or threatened release of materials in, on, under or affecting any such property, Participation Facility or Loan Property, except where such release has not had and cannot be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer; and

     (d) The following definitions apply for purposes of this Section 4.22: (x) "Loan Property" means any property in which Buyer or its Subsidiary holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (y) "Participation Facility" means any facility in which Buyer or its Subsidiary participates in the management and, where required by the context, said term means the owner or operator of such property.

     4.23  Derivative Transactions.  Except as set forth in Section 4.23 of the
           -----------------------
Buyer Disclosure Schedule, since June 30, 1999, neither Buyer nor its Subsidiary has engaged in transactions which exceed $100,000 in or involving forwards, futures, options on futures, swaps or other derivative instruments except (i) as agent on the order and for the account of others, or (ii) as principal for purposes of hedging interest rate risk on U.S. dollar denominated securities and other financial instruments. None of the counterparties to any contract or agreement with respect to any such instrument is in default with respect to such contract or agreement and no such contract or agreement, were it to be a Loan held by Buyer or its Subsidiary, would be classified as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" or words of similar import. No open exposure of Buyer or its Subsidiary with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exceeds $500,000.

     4.24  Loan Portfolio.
           --------------

     (a) Except as set forth in Section 4.24 of the Buyer Disclosure Schedule, neither Buyer nor its Subsidiary is a party to any written or oral (i) Loan, other than Loans the unpaid principal balance of which does not exceed $50,000, under the terms of which the obligor is, as of the date of this Agreement, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loan as of the date of this Agreement with any director, executive officer or ten percent stockholder of Buyer or its Subsidiary, or to the best knowledge of Buyer, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 4.24 of the Buyer Disclosure Schedule sets forth (i) all of the Loans in original principal amount in excess of $50,000 of Buyer or its Subsidiary that as of the date of this Agreement are classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans", "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, and (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of Buyer and its Subsidiary that as of the date of this Agreement are classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category. Buyer shall promptly inform Ravenna in writing of any loan that becomes classified in the manner described in the previous sentence, or any Loan the classification of which is changed, at any time after the date of this Agreement.

     (b) To the best of its knowledge, each loan reflected as an asset in the
Schedule 4.24 of Buyer Disclosure Schedule (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct in all material respects, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on the Buyer.

     4.25  Intellectual Property.  Except where there would be no Material
           ---------------------
Adverse Effect on Buyer, Buyer and its Subsidiary owns or possesses valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, service marks, trademarks and computer software used in its businesses; and neither Buyer nor its Subsidiary has received any notice of conflict with respect thereto that asserts the right of others. Buyer and its Subsidiary have in all material respects performed all the obligations required to be performed by them and are not in default in any material respect under any contract, agreement, arrangement or commitment relating to any of the foregoing, except where such non-performance or default would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on Buyer.

     4.26  Year 2000 Compliance.  Buyer and its Subsidiary have taken all
           --------------------
reasonable steps necessary to address the software, accounting and record keeping issues raised in order for the data processing systems used in the business conducted by Buyer and its Subsidiary to be substantially Year 2000 compliant on or before the end of 1999 and Buyer expects the future cost of addressing such issues to be $35,000. Neither Buyer nor any of its Subsidiary has received a rating of less than satisfactory from any bank regulatory agency with respect to Year 2000 compliance.

     4.27  Labor Matters.  Except as set forth in Section 4.27 of the Buyer
           -------------
Disclosure Schedule, neither Buyer nor its Subsidiary is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is Buyer or its Subsidiary the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is the management of Buyer aware of any strike, other labor dispute, organizational effort or other activity taken with a view toward unionization involving Buyer or its Subsidiary pending or threatened. To Buyer's knowledge, Buyer and its Subsidiary are in compliance with applicable laws regarding employment or employees and retention of independent contractors and are in material compliance with all applicable employment tax laws.

     4.28  Deposits.  None of the deposits of the Association is a "brokered"
           --------
deposit.

     4.29  Insurance.  Buyer and its Subsidiary are presently insured, and since
           ---------
December 31, 1996, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by Buyer and its Subsidiary are in full force and effect, Buyer and its Subsidiary are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.1 Covenants of Ravenna. During the period from the date of this
          --------------------
Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Buyer, Ravenna and its Subsidiary shall carry on their respective businesses in the ordinary course consistent with past practice and consistent with prudent banking practice. Ravenna will use its best efforts to (x) preserve its business organization and that of its Subsidiary intact, (y) keep available to itself and Buyer the present services of the employees of Ravenna and its Subsidiary and
(z) preserve for itself and Buyer the goodwill of the customers of Ravenna and its Subsidiary and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth on Section 5.1 of the Ravenna Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld), Ravenna shall not, and shall not permit its Subsidiary to:

     (a) solely in the case of Ravenna, declare or pay dividends on, or make other distributions in respect of, any of its capital stock, except that, if the Effective Time has not occurred prior to January 7, 2000, Ravenna may pay its regular semiannual dividend in January 2000, in an amount equal to no more than $150 per share of Ravenna Common Stock, subject to Ravenna's normal procedures on declaration and payment of dividends. If the Effective Time occurs after April 7, 2000, and prior to July 7, 2000, Ravenna may pay to its shareholders a quarterly dividend in an amount equal to one-half of its regular semiannual dividend (in the amount of $75 per share) prior to the Closing, and if the Effective Time occurs after July 7, 2000, Ravenna may pay to its shareholders an additional quarterly dividend in an amount equal to one-half of its regular semiannual dividend (in the amount of $75 per share) prior to the Closing;

     (b) (i) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued or existing pursuant to employee benefit plans, programs or arrangements, all to the extent outstanding and in existence on the date of this Agreement and in accordance with their present terms, or (ii) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in
Section 1.4(b) hereof) any shares of the capital stock of Ravenna or any Subsidiary of Ravenna, or any securities convertible into or exercisable for any shares of the capital stock of Ravenna or any Subsidiary of Ravenna;

     (c) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than the issuance of Ravenna Common Stock pursuant to stock options or similar rights to acquire Ravenna Common Stock granted pursuant to the Ravenna Option Plan and outstanding prior to the date of this Agreement, in each case in accordance with their present terms;

     (d) amend its Articles of Incorporation, Constitution, By-laws or other similar governing documents;

     (e) authorize or permit any of its officers, directors, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, a "takeover proposal" (as defined below), or, except to the extent legally required for the discharge of the fiduciary duties of the Board of Directors of Ravenna, recommend or endorse any takeover proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make or implement a take over proposal; provided, however, that Ravenna may
                                        --------  -------
communicate information about any such takeover proposal to its stockholders if, in the judgment of Ravenna's Board of Directors, based upon the written opinion of outside counsel, such communication is required under applicable law. Ravenna will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than Buyer with respect to any of the foregoing. Ravenna will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this
Section 5.1(e). Ravenna will notify Buyer immediately if any such inquiries or takeover proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, Ravenna, and Ravenna will promptly inform Buyer in writing of all of the relevant details with respect to the foregoing. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Ravenna or any Subsidiary of Ravenna or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of Ravenna or any Subsidiary of Ravenna other than the transactions contemplated or permitted by this Agreement;

     (f) make any capital expenditures other than the expenditures which are set forth in Section 5.1(f) of the Ravenna Disclosure Schedule and expenditures which (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair, or (ii) in an amount of no more than $20,000 individually and $50,000 in the aggregate;

     (g)  enter into any new line of business;

     (h) (i) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to Ravenna, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with prudent banking practices or (ii) acquire any servicing right in a "bulk" transaction;

     (i) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

     (j) change its methods of accounting in effect at June 30, 1999, except as required by changes in GAAP as concurred to by Ravenna's independent auditors;

     (k) (i) except as required by applicable law or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between Ravenna or any Subsidiary of Ravenna and one or more of its current or former directors, officers or employees or (ii) except for normal increases in the ordinary course of business consistent with past practice, but limited in all events to no more than a 5% increase, or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

     (l) take or cause to be taken any action which would disqualify the Merger as a tax free reorganization under Section 368 of the Code;

     (m) except as set forth in Section 5.1(m) of the Ravenna Disclosure Schedule, other than activities in the ordinary course of business consistent with prior practice, (i) sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements, (ii) purchase, sell, assign or otherwise transfer any right to service loans, or (iii) sell, transfer, lease or encumber any loan;

     (n) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

     (o) file any application to relocate or terminate the operations of any banking office of it or its Subsidiary;

     (p) commit any act or omission which constitutes a material breach or default by Ravenna or its Subsidiary under any Regulatory Agreement or under any material contract or material license to which Ravenna or its Subsidiary is a party or by which any of them or their respective properties is bound;

     (q) except as set forth in Disclosure Schedule 3.25, compromise, extend or restructure any real estate loan, construction loan or commercial loan with an unpaid principal balance except in the ordinary course of business consistent with past practices;

     (r) make, renegotiate, renew, increase, extend or purchase any (i) loans, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (A) in conformity with existing lending practices in amounts not to exceed the limits approved by FNMA or FHLMC to any individual borrower or (b) loans or advances as to which Ravenna has a legally binding obligation to make such loan or advances as of the date hereof and a description of which has been provided by Ravenna in Section 5.1(r) of the Ravenna Disclosure Schedule; or (ii) loans, advances or commitments to directors, officers or other affiliated parties of Ravenna or its Subsidiary except for renewals of any such loans referred to in this clause (ii) or set forth in Section 5.1(r) of the Ravenna Disclosure Schedule.

     (s)  purchase or commit to purchase any bulk loan portfolio;

     (t) except for forward loan commitments transacted in the ordinary course of business consistent with past practices (which shall be subject to review by Buyer), engage in or enter into any structured transactions, derivative securities, arbitrage or hedging activity;

     (u) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with prudent banking practices, or for goods, services or other items necessary in the ordinary course of business relating to foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings;

     (v) except as set forth in Section 5.1(v) of the Ravenna Disclosure Schedule, create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which Ravenna or its Subsidiary is a party or by which Ravenna or its Subsidiary or their respective properties is bound;

     (w) take any action which would cause the termination or cancellation by the FDIC of insurance in respect of Ravenna Bank's deposits; or

     (x) except for short-term investments with stated maturities of less than one year, make any investment in any investment security, including mortgage-backed and mortgage related securities;

     (y) settle any claim, action or proceeding involving any liability of Ravenna or its Subsidiary for money damages in excess of $25,000 or material restrictions upon the operations of Ravenna or its Subsidiary;

     (z) elect to the Board of Directors of Ravenna or to any office any person who is not a member of the Board of Directors of Ravenna or an officer of Ravenna as of the date of this Agreement; or

     (aa) agree to do any of the foregoing.

     5.2  Covenants of Buyer.  During the period from the date of this Agreement
          ------------------
and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Ravenna, Buyer and its Subsidiary shall carry on their respective businesses in the ordinary course consistent with past practice and consistent with prudent banking practice. Buyer will use its best efforts to (x) preserve its business organization and that of its Subsidiary intact and (y) preserve for itself and Ravenna the goodwill of the customers of Buyer and its Subsidiary and others with whom business relationships exist. Without limiting the generality of the foregoing and except as set forth on Section 5.2 of the Buyer Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by Ravenna, Buyer shall not, and shall not permit its Subsidiary to:

     (a) declare or pay any extraordinary or special dividends on or make any other extraordinary or special distributions in respect of any of its capital stock; provided, however, that nothing contained herein shall prohibit Buyer
       --------  -------
from increasing the quarterly cash dividend on the Buyer Common Stock;

     (b) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement except, in every case, as may be required by applicable law;

     (c) change its methods of accounting in effect at June 30, 1999, except in accordance with changes in GAAP or regulatory accounting principles as concurred to by Buyer's independent auditors;

     (d) take or cause to be taken any action which would disqualify the Merger as a tax free reorganization under Section 368 of the Code;

     (e) take any action which would cause the termination or cancellation by the FDIC of insurance in respect of the Association's deposits; or

     (f)  agree to do any of the foregoing.


                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1  Regulatory Matters.
          ------------------

     (a) Buyer shall promptly prepare and file with the SEC the S-4. Buyer shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Ravenna shall thereafter mail the prospectus which is a part of the S-4, together with such proxy disclosure as shall be deemed necessary by Ravenna, subject to review and reasonable revision by Buyer, to each of its respective stockholders. Buyer shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and Ravenna shall furnish all information concerning Ravenna and the holders of Ravenna Common Stock as may be reasonably requested in connection with any such action.

     (b) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement

(it being understood that any amendments to the S-4 or a resolicitation of proxies as consequence of a subsequent proposed merger, stock purchase or similar acquisition by Buyer or its Subsidiary shall not violate this covenant). Ravenna and Buyer shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Ravenna or Buyer, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

     (c) Buyer and Ravenna shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the S-4 or any other statement, filing, notice or application made by or on behalf of Buyer, Ravenna or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

     (d) Buyer and Ravenna shall promptly furnish each other with copies of written communications received by Buyer or Ravenna, as the case may be, or any of their respective Subsidiaries, Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

     6.2  Access to Information.
          ---------------------

     (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, Ravenna shall, and shall cause its Subsidiary to, afford to the officers, employees, accountants, counsel and other representatives of Buyer, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives, including the ability to review and test Ravenna's systems that may be impacted by the Year 2000 date change problem, and, during such period, Ravenna shall, and shall cause its Subsidiary to, make available to Buyer (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of Federal or state banking laws (other than reports or documents which Ravenna is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as Buyer may reasonably request. Neither Ravenna nor its Subsidiary shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Ravenna's customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     (b) Upon reasonable notice and subject to applicable laws relating to the exchange of information, Buyer shall, and shall cause its Subsidiary to, afford to the officers, employees, accountants, counsel and other representatives of Ravenna, access, during normal business hours during the period prior to the Effective Time, to such information regarding Buyer and its Subsidiary as shall be reasonably necessary for Ravenna to fulfill its obligations pursuant to this Agreement to prepare the proxy disclosure or which may be reasonably necessary for Ravenna to confirm that the representations and warranties of Buyer contained herein are true and correct and that the covenants of Buyer contained herein have been performed in all material respects. Neither Buyer nor its Subsidiary shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Buyer's customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     (c) All information furnished by Buyer to Ravenna or its representatives pursuant hereto shall be treated as the sole property of Buyer and, if the Merger shall not occur, Ravenna and its representatives shall return to Buyer all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. Ravenna shall, and shall use its best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for two years from the date the proposed Merger is abandoned and shall not apply to (i) any information which (x) was already in Ravenna's possession prior to the disclosure thereof by Buyer; (y) was then generally known to the public; or (z) was disclosed to Ravenna by a third party not bound by an obligation of confidentiality or (ii) disclosures made as required by law. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder Ravenna is nonetheless, in the opinion of its counsel, compelled to disclose information concerning Buyer to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Ravenna may disclose such information to such tribunal or governmental body or agency without liability hereunder.

     (d) All information furnished by Ravenna to the Buyer or its representatives pursuant hereto shall be treated as the sole property of Ravenna and, if the Merger shall not occur, the Buyer and its representatives shall return to Ravenna all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. The Buyer shall, and shall use its best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for two years from the date the proposed Merger is abandoned and shall not apply to (i) any information which (x) was already in the Buyer's possession prior to the disclosure thereof by Ravenna; (y) was then generally known to the public; or (z) was disclosed to the Buyer by a third party not bound by an obligation of confidentiality or (ii) disclosures made as required by law. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder the Buyer is nonetheless, in the opinion of its counsel, compelled to disclose information concerning Ravenna to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, the Buyer may disclose such information to such tribunal or governmental body or agency without liability hereunder.

     (e) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

     (f) Ravenna shall give timely notice of and shall permit a representative of Buyer to attend meetings of Ravenna's Board of Directors or the Executive Committee thereof, except to the extent that such meeting, or portion thereof, relates to the Merger.

     6.3  (a)  Stockholder Meetings.   Ravenna and the Buyer, if required by law
               --------------------
or regulation, shall take all steps necessary to duly call, give notice of, convene and hold a special or annual meeting of its stockholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval of this Agreement and the consummation of the transactions contemplated hereby. Ravenna and Buyer, if a meeting is held, will, through its Board of Directors, except to the extent legally required for the discharge of the fiduciary duties of such board, recommend to its respective stockholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its stockholders in connection with this Agreement.

     (b)  Voting Agreements.  Each of Ravenna's directors and certain officers,
          -----------------
as set forth in Section 6.3(b) of the Ravenna Disclosure Schedule, will enter into a Voting Agreement, a form of which is attached as Exhibit 6.3(b) hereto, within two days after the date of this Agreement.

     6.4  Legal Conditions to Merger.  Each of Buyer and Ravenna shall, and
          --------------------------
shall cause its Subsidiaries to, use their best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiary with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Ravenna or Buyer or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval; provided, however, that neither Buyer nor Ravenna shall be obligated to take any
--------  -------
action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order or approval is likely, in the good faith reasonable opinion of Buyer, to result in the imposition of a Burdensome Condition.

     6.5  Affiliates. Ravenna shall deliver to Buyer as soon as practicable
          ----------
after the date of this Agreement, and in any event prior to the earlier of the date of the stockholders meeting called by Ravenna to approve this Agreement, after consultation with legal counsel, a list of the names and addresses of those persons it deems to be "affiliates" of Ravenna within the meaning of Rule 145 under the Securities Act and a written agreement, in the form of Exhibit 6.5(a) hereto providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Buyer Common Stock to be received by such "affiliate" in the Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder.

     6.6  Stock Exchange Listing.  Buyer shall cause the shares of Buyer Common
          ----------------------
Stock to be issued in the Merger to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance, as of the Effective Time.

     6.7  Employee Benefit Plans; Existing Agreements.
          -------------------------------------------

     (a) The employees of Ravenna (the "Ravenna Employees") shall be entitled to participate in Buyer's employee benefit plans in which similarly situated employees of Buyer participate, to the same extent as comparable employees of Buyer, except as outlined below. As of the Effective Time, Buyer shall permit Ravenna Employees to participate in Buyer's group health, life and disability insurance plans on the same terms and conditions as applicable to comparable employees of Buyer and its Subsidiary; provided, however, that all Ravenna employees and dependents will be eligible to participate in health insurance plans of the Association upon the merger without regard to any pre-existing conditions or exclusions and with no uninsured waiting periods, and the carry over of all current plan year deductibles and annual out-of-pocket contribution, to the extent permitted by the Buyer's medical insurance plans. Buyer shall continue the Ravenna Savings Bank 401(k) Profit Sharing Plan (the "Ravenna 401(k) Plan") for a period of up to two years for the benefit of the Ravenna Employees. After such period, Buyer may elect to merge the Ravenna 401(k) Plan into the Buyer's 401(k) savings plan. As of the next entry date beginning two years after the Effective Time, Buyer shall permit Ravenna Employees to participate in the Association's employee stock ownership plan ("ESOP") on the same terms and conditions as employees of Buyer and its Subsidiary. Buyer shall give effect to years of service with Ravenna and its Subsidiary as if such service were with Buyer, for purposes of eligibility and vesting, but not for benefit accrual purposes, provided, however, in no event shall said Ravenna employees be credited with more than three (3) years of service with Ravenna and its Subsidiary for vesting purposes under the ESOP as of the Effective Time. Ravenna Employees shall retain their accrued short-term disability, unused sick leave benefits and vacation pay determined as of the Effective Time, provided such amounts have been fully accrued for by Ravenna as of the Effective Time; and Ravenna Employees shall be entitled to payment of vacation pay as provided in past practice by Ravenna. As of the Effective Time, all participants under Ravenna's defined contribution plan shall become 100% vested in all participant accounts. With respect to Buyer's welfare benefit plans, (including by example, vacation, sick leave, severance), Ravenna employees shall have prior service with Ravenna recognized for purposes of eligibility to participate, vesting and benefits accrual purposes.

     (b) Buyer shall honor and shall cause the Surviving Entity to honor in accordance with their terms all employment, severance and other compensation agreements and arrangements of Ravenna Employees, officers and directors. Such agreements and arrangements shall include, but not be limited to (i) severance benefit plans listed in Section 6.7(b)(1) of the Ravenna Disclosure Schedule, existing prior to the execution of this Agreement and (ii) the agreements and arrangement, as set forth in Section 6.7(b)(2) of the Ravenna Disclosure Schedule, provided that they have previously been delivered to Buyer. At Buyer's election, benefits to be paid from such agreements and arrangements shall be paid by Ravenna prior to Closing.

     (c) In the event that the employment of any Ravenna Employee who did not have an employment agreement with Ravenna at the Effective Time is actually terminated by Buyer within one hundred twenty (120) days following the Effective Time for reasons due to the Merger, then Buyer shall provide to such terminated Ravenna Employee a severance payment in an amount equal to such Ravenna Employee's weekly salary as of the date of such termination multiplied by each full year during which such Ravenna Employee has been employed by Ravenna or its Subsidiary, up to ten years of employment; provided, however, that Buyer shall retain the right to terminate any Ravenna Employee for justifiable cause, without becoming obligated to pay such severance payment.

     6.8  Indemnification.
          ---------------

     (a) Following the Effective Date and for a period of six years thereafter, Buyer shall indemnify, defend and hold harmless the present directors and officers of Ravenna and its Subsidiary (each, an "Indemnified Party") against all costs or expenses, including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the extent that Ravenna is or would have been authorized to indemnify (and advance expenses to) its directors and officers under the laws of the State of Ohio, Ravenna's Articles of Incorporation and Constitution as in effect as of the date hereof, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Buyer; provided, however, that (1) Buyer shall have the right
                         --------  -------
to assume the defense thereof and upon such assumption Buyer shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Buyer elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between Buyer and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Buyer, and Buyer shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Buyer shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (3) Buyer shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) Buyer shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 6.8, upon learning of any such claim, action, suit, proceeding or investigation, shall notify promptly Buyer thereof, provided that the failure to so notify shall not affect the obligations of Buyer under this Section 6.8 except to the extent such failure to notify prejudices Buyer.

     (b) Buyer shall cause the persons serving as officers and directors of Ravenna immediately prior to the Effective Time to be covered for a period of six years from the Effective Time by the directors' and officers' liability insurance policy maintained by Ravenna (provided that Buyer may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such so long as the annual premium therefore is not in excess of 125% of the aggregate premiums paid by Ravenna in 1999 on an annualized basis for such purpose which aggregate premiums on an annualized basis is disclosed in Section 6.8(b) of the Ravenna Disclosure Schedule), but if the annual premiums therefor so exceeds such amount, the Buyer will obtain as much directors' and officers' liability insurance as can be obtained for the reminder of such period for a premium not in excess of 125% of the aggregate premiums paid by Ravenna in 1999 on an annualized basis for such purpose.

     (c) In the event Buyer or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Buyer or the Surviving Entity, as the case may be, assume the obligations set forth in this section.

     (d) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives; and the provisions of this Section 6.8 will survive the Effective Time.

     6.9   Subsequent Interim and Annual Financial Statements. As soon as
           --------------------------------------- ----------
reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date of this Agreement, Buyer will deliver to Ravenna its Quarterly Report on Form 10-Q, as filed with the SEC under the Exchange Act and Ravenna shall deliver to Buyer its unaudited financial statements for the quarter then ended.

     6.10  Additional Agreements.  In case at any time after the Effective Time
           ---------------------
any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest the Surviving Entity with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Buyer.

     6.11  Advice of Changes.  Buyer and Ravenna shall promptly advise the other
           -----------------
party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time (and on the date prior to the Closing Date), each party will promptly supplement or amend the Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 7.2(a) or 7.3(a) hereof, as the case may be, or the compliance by Ravenna or Buyer, as the case may be, with the respective covenants and agreements of such parties contained herein.

     6.12  Current Information.  During the period from the date of this
           -------------------
Agreement to the Effective Time, Ravenna will cause one or more of its designated representatives to notify on a regular and frequent basis (not less than weekly) representatives of Buyer and to report (i) the general status of the ongoing operations of Ravenna and its Subsidiary; (ii) the status of, and the action proposed to be taken with respect to, those Loans held by Ravenna or its Subsidiary which, individually or in combination with one or more other Loans to the same borrower thereunder, have an original principal amount of $50,000 or more and are non-performing assets; (iii) the origination of all loans other than 1-4 family residential mortgage loans and consumer loans; and
(iv) any material changes in Ravenna's pricing of deposits. Ravenna will promptly notify Buyer of any material change in the normal course of business or in the operation of the properties of Ravenna or its Subsidiary and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving Ravenna or its Subsidiary, and will keep Buyer fully informed of such events.

     6.13  Directorships.  Buyer and Surviving Entity shall cause its respective
           -------------
Board of Directors to be expanded by one member and shall appoint one of the current directors of Ravenna (such director to be mutually agreed upon by Buyer and Ravenna) (the "Ravenna Director") to fill the vacancy on each Board of Directors created by such increase as of the Effective Time. The initial term for the Ravenna Director on the Buyer's Board and the Surviving Entity's Board shall expire in 2001. Upon expiration of the initial terms, the Ravenna Director will be considered by the respective Board Nominating Committee to stand for Director for a new three-year term.



                                 ARTICLES VII

                             CONDITIONS PRECEDENT

     7.1  Conditions to Each Party's Obligation To Effect the Merger.  The
          ----------------------------------------------------------
respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a)  Stockholder Approval.  This Agreement shall have been approved and
          --------------------
adopted by the affirmative vote of a majority of the outstanding shares of Ravenna Common Stock entitled to vote thereon and by the requisite vote of Buyer's stockholders, if required by law or regulation.

     (b)  Nasdaq Stock Market Listing.  The shares of Buyer Common Stock which
          ---------------------------
shall be issued to the stockholders of Ravenna upon consummation of the Merger shall have been authorized for quotation on the Nasdaq National Market, subject to official notice of issuance.

     (c)  Other Approvals.  All regulatory approvals required to consummate the
          ---------------
transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

     (d)  S-4. The S-4 shall have become effective under the Securities Act and
          ---
no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     (e)  No Injunctions or Restraints; Illegality.  No order, injunction or
          ----------------------------------------
decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger, or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

     7.2  Conditions to Obligations of Buyer.  The obligation of Buyer to effect
          ----------------------------------
the Merger is also subject to the satisfaction or waiver by Buyer at or prior to the Effective Time of the following conditions:

     (a)  Representations and Warranties.  The representations and warranties of
          ------------------------------
Ravenna set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. Buyer shall have received a certificate signed on behalf of Ravenna by the Chief Executive Officer and the Chief Financial Officer of Ravenna to the foregoing effect.

     (b)  Performance of Obligations of Ravenna. Ravenna shall have performed
          -------------------------------------
in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Buyer shall have received a certificate signed on behalf of Ravenna by the Chief Executive Officer and the Chief Financial Officer of Ravenna to such effect.

     (c)  No Burdensome Condition.  None of the Requisite Regulatory Approvals
          -----------------------
shall impose any term, condition or restriction upon Buyer, Ravenna, the Surviving Entity or any of their respective Subsidiaries that Buyer, in good faith, reasonably determines would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement to Buyer or Ravenna as to render inadvisable in the reasonable good faith judgment of Buyer, the consummation of the Merger (a "Burdensome Condition").

     (d)  Consents Under Agreements.  The consent, approval or waiver of each
          -------------------------
person (other than the Governmental Entities) whose consent or approval shall be required in order to permit the succession by the Surviving Entity pursuant to the Merger, to any obligation, right or interest of Ravenna or any Subsidiary of Ravenna under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained, except where the failure to obtain such consent, approval or waiver would not so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement to Buyer as to render inadvisable, in the reasonable good faith judgment of Buyer, the consummation of the Merger.

     (e)  No Pending Governmental Actions.  No proceeding initiated by any
          -------------------------------
Governmental Entity seeking an Injunction shall be pending.

     (f)  Federal Tax Opinion.  Buyer shall have received an opinion of Patton
          -------------------
Boggs LLP, counsel to Buyer ("Buyer's Counsel"), in form and substance reasonably satisfactory to Buyer, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly, for federal income tax purposes:

               (i) No gain or loss will be recognized by the Buyer as a result of the Merger;

               (ii) No gain or loss will be recognized by the Association as a result of the Merger;

               (iii) No gain or loss will be recognized by Ravenna as a result of the Merger;

               (iv) No gain or loss will be recognized by the shareholders of Ravenna who exchange all of their Ravenna Common Stock solely for Buyer Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Buyer Common Stock);

               (v) The aggregate tax basis of the Buyer Common Stock received by shareholders who exchange all of their Ravenna Common Stock solely for Common Stock pursuant to the Merger will be the same as the aggregate tax basis of Ravenna Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

     In rendering such opinion, the Buyer's Counsel may require and rely upon representations and covenants contained in certificates of officers of Buyer, Ravenna, and others, including certain shareholders of Ravenna.

     (g)  Legal Opinion.  Buyer shall have received the opinion of Squire,
          -------------
Sanders & Dempsey, counsel to Ravenna ("Ravenna's Counsel"), dated the Closing Date, substantially in the form attached hereto as Exhibit 7.2(g). As to any matter in such opinion which involves matters of fact or matters relating to laws other than Federal securities or Ohio corporate and banking law, such counsel may rely upon the certificates of officers and directors of Ravenna and of public officials and opinions of local counsel, reasonably acceptable to Buyer, provided a copy of such reliance opinion shall be attached as an exhibit to the opinion of such counsel.

     (h)  Accountant's Letter.  Ravenna shall have caused to be delivered to
          -------------------
Buyer (at Buyer's expense) letters from KPMG Peat Marwick LLP, independent public accountants with respect to Ravenna, dated the date on which the Registration Statement or last amendment thereto shall become effective, and dated the date of the Closing, and addressed to Buyer, with respect to Ravenna's consolidated financial position and results of operations, which letters shall be based upon agreed upon procedures to be specified by Buyer, which procedures shall be consistent with applicable professional standards for letters delivered by independent accountants in connection with comparable transactions; provided, however, that if the Merger is terminated, all costs incurred in connection with the preparation of such letters shall be borne by the Buyer.

     7.3  Conditions to Obligations of Ravenna.  The obligation of Ravenna to
          ------------------------------------
effect the Merger is also subject to the satisfaction or waiver by Ravenna at or prior to the Effective Time of the following conditions:

     (a)  Representations and Warranties.  The representations and warranties of
          ------------------------------
Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date Ravenna shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer and the Chief Financial Officer of Buyer to the foregoing effect.

     (b)  Performance of Obligations of Buyer. Buyer shall have performed in
          -----------------------------------
all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Ravenna shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer and the Chief Financial Officer of Buyer to such effect.

     (c)  Consents Under Agreements.  The consent, approval or waiver of each
          -------------------------
person (other than the Governmental Entities) whose consent or approval shall be required in order to permit the succession by the Surviving Entity pursuant to the Merger, to any obligation, right or interest of the Buyer or any Subsidiary of the Buyer under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained, except those for which failure to obtain such consent, approval or waiver would not so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement to Buyer as to render inadvisable, in the reasonable good faith judgment of the Buyer, the consummation of the Merger.

     (d)  No Pending Governmental Actions.  No proceeding initiated by any
          -------------------------------
Governmental Entity seeking an injunction shall be pending.

     (e)  Federal Tax Opinion.  Ravenna shall have received an opinion of
          -------------------
Ravenna's Counsel, in form and substance satisfactory to Ravenna, dated as of the Effective Time, substantially to the effect as set forth in Section 7.2(f) hereof.

     (f)  Legal Opinion.  Ravenna shall have received the opinion of Buyer's
          -------------
Counsel, dated the Closing Date, substantially in the form attached hereto as
Exhibit 7.3(f). As to any matter in such opinion which involves matters of fact or matters relating to laws other than Federal securities law or Delaware corporate law, such counsel may rely upon the certificates of officers and directors of Buyer and of public officials and opinions of local counsel, reasonably acceptable to Ravenna, provided a copy of such reliance opinions shall be attached as an exhibit to the opinion of such counsel.

                                 ARTICLE VIII

                           TERMINATION AND AMENDMENT

     8.1  Termination. This Agreement may be terminated at any time prior to
          -----------
the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Ravenna:

     (a) by mutual consent of Ravenna and Buyer in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

     (b) by either Buyer or Ravenna upon written notice to the other party (i) 60 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall
                                         --------  -------
have the right to terminate this Agreement pursuant to this Section 8.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement;

     (c) by either Buyer or Ravenna if the Merger shall not have been consummated on or before June 30, 2000, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

     (d) by either Buyer or Ravenna (provided that the terminating party shall not be in material breach of any of its obligations under Section 6.3) if approval of the stockholders of Ravenna or Buyer required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment or postponement thereof;

     (e) by either Buyer or Ravenna (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within thirty days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing

     (f) by either Buyer or Ravenna (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty days following receipt by the breaching party of written notice of such breach from the other party hereto;

     (g) by Buyer, if the Board of Directors of Ravenna does not recommend in the proxy materials that Ravenna's stockholders approve and adopt this Agreement or if, after recommending in the proxy materials that stockholders approve and adopt this Agreement, the Board of Directors of Ravenna shall have withdrawn, modified or amended such recommendation in any respect materially adverse to Buyer;

     (h) by Ravenna, if (i) the Average Price (as defined below) for the twenty consecutive trading days ending on the fifth trading day prior to the Closing Date (the Average Price during such twenty day period hereinafter referred to as the "Trigger Price") is less than $9.00 and (ii) the change (expressed as a percentage) in the Average Price during the period beginning on the date of this Agreement and ending on the fifth trading day prior to the Closing Date (the "Trigger Period") exceeds by more than 5.0% the change (expressed as a percentage) in the value of the SNL Securities Thrift Index during the Adjustment Period; provided, however, that, if Ravenna elects to
                              --------  -------
terminate this Agreement pursuant to this Section 8.1(h), Buyer may, at its election, adjust the Exchange Ratio to a number of shares equal to $18,400 divided by the Trigger Price and rounded to the nearest whole number. If Buyer elects to adjust the Exchange Ratio pursuant to this Section 8.1(h), then Ravenna shall no longer have the right to terminate the Agreement pursuant to this Section 8.1(h). As used herein the term "Average Price" means, for the period of calculation, the average of the daily closing bid and ask price per share of Buyer Common Stock reported on the Nasdaq National Market System during such period. As an example of this Section 8.1(h), and for purposes of illustration only, if the Average Price during the Trigger Period drops to $8.75 from $11.00 (a drop in value of 25.7%) and the drop in value in the SNL Securities Thrift Index during the Trigger Period is 20% then Ravenna would have the right to terminate unless Buyer elected to increase the Exchange Ratio to 2,103 shares ($18,400 divided by $8.75 = 2,102.8571, adjusted to 2,103).

     8.2   Effect of Termination; Expenses.
           -------------------------------

     (a) In the event of termination of this Agreement by either Buyer or Ravenna as provided in Section 8.1, this Agreement shall forthwith become void and have no effect except (i) the last sentence of Section 6.2(a), and Sections 6.2(c), 6.2(d), 8.2 and 9.4, shall survive any termination of this Agreement,
(ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement, (iii) in the event this Agreement is terminated by either Buyer or Ravenna pursuant to Section 8.1(e) or (f), then the terminating party shall receive from the other party, in addition to any other amounts payable by such party pursuant to this Agreement, its reasonable costs and expenses incurred in connection with the transactions contemplated by this Agreement not to exceed $75,000, and (iv) in the event (i) this Agreement is terminated by Buyer pursuant to Section 8.1(d) or (g) hereof and (ii) within 12 months after such termination by Buyer a Purchase Event (as defined below) shall occur, then in addition to any other amounts payable by Ravenna pursuant to this Agreement, Ravenna shall pay to Buyer a termination fee of $1,000,000.

     (b) As used herein, the term "Purchase Event" means any of the following events:

     (i) Ravenna shall have authorized, recommended, publicly proposed or entered into an agreement with any person (other than Buyer or any affiliate of Buyer or any person acting in concert with Buyer) to effect an Acquisition Transaction (as defined below). As used herein, the term "Acquisition Transaction" shall mean
(A) a merger, consolidation or similar transaction involving Ravenna or its Subsidiary (other than internal mergers, reorganizations, consolidations or dissolution involving only existing Subsidiaries), (B) the disposition, by sale, lease, exchange or otherwise, of assets of Ravenna or its Subsidiary representing 25% or more of the consolidated assets of Ravenna or its Subsidiary (other than the sale of loans or mortgage servicing rights in the ordinary course of business consistent with past practices) or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 25% or more of the voting power of Ravenna or its Subsidiary;

     (ii) any person (other than a current Ravenna stockholder, Buyer or any affiliate of Buyer or any person acting in concert in any respect with Buyer) shall have acquired Beneficial Ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of, or the right to acquire Beneficial Ownership of, or any Group (as such term is defined under the Exchange Act) shall have been formed which shall have acquired Beneficial Ownership of, or the right to acquire Beneficial Ownership of, 25% or more of the then outstanding shares of Ravenna Common Stock;

     (iii) any person (other than a current Ravenna stockholder, Buyer or any affiliate of Buyer or any person acting in concert in any respect with Buyer) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange
Act) or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Ravenna Common Stock and, upon consummation of such offer, such person owns or controls a majority of the then outstanding shares of Ravenna Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively);


     8.3   Amendment.  Subject to compliance with applicable law, this Agreement
           ---------
may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Ravenna or of Buyer, if such approval is required by law or regulation; provided,
                                                                --------
however, that after any approval of the transactions contemplated by this
-------
Agreement by Ravenna's stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to Ravenna stockholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.4   Extension; Waiver.  At any time prior to the Effective Time, the
           -----------------
parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1   Closing. Subject to the terms and conditions of this Agreement, the
           -------
closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be the first day which is (a) the last business day of a month and (b) at least two business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof (the "Closing Date"), at the offices of Buyer's counsel unless another time, date or place is agreed to in writing by the parties hereto.

     9.2   Alternative Structure.  Notwithstanding anything to the contrary
           ---------------------
contained in this Agreement, subject to Ravenna's consent, which consent shall not be unreasonably withheld, prior to the Effective Time, Buyer shall be entitled to revise the structure of the Merger and related transactions provided that each of the transactions comprising such revised structure shall (i) fully qualify as, or fully be treated as part of, one or more tax-free reorganizations within the meaning of Section 368(a) of the Code, and not subject any of the stockholders of Ravenna to adverse tax consequences or change the amount of consideration to be received by such stockholders, (ii) be capable of consummation in as timely a manner as the structure contemplated herein and
(iii) not otherwise be prejudicial to the interests of the stockholders of Ravenna. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

     9.3   Nonsurvival of Representations, Warranties and Agreements.  None of
           ---------------------------------------------------------
the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

     9.4   Expenses.  All costs and expenses incurred in connection with this
           --------
Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided, however, that all filing and other fees paid
                        --------  -------
to the SEC or any other Governmental Entity in connection with the Merger, and other transactions contemplated thereby shall be borne by the Buyer; provided,
                                                                     --------
further, however, that nothing contained herein shall limit either party's
-------  -------
rights to recover any liabilities or damages arising out of the other party's willful breach of any provision of this Agreement.

     9.5   Notices.  All notices and other communications hereunder shall be in
           -------
writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)  if to Buyer, to:

     First Place Financial Corp.
     185 East Market Street
     Warren, Ohio 44482
     Attention: Steven R. Lewis
     President and Chief Executive Officer

     with a copy to:

     Patton Boggs LLP
     2550 M Street, N.W.
     Washington, D.C.  20037
     Attention:  Joseph G. Passaic, Jr.

and

(b)  if to Ravenna

     Ravenna Savings Bank
     999 East Main Street
     Ravenna, Ohio 44266
     Attention:  Earl T. Kissell
     President and Chief Executive Officer

     with  copies to:

     Peck & Martin, CPAs, Inc.
     3404 Riverside Drive
     Columbus, Ohio 43221
     Attention:  D. Joe Martin

     and

     Squire, Sanders & Dempsey
     4900 Key Tower
     127 Public Square
     Cleveland, Ohio 44114
     Attention:  Mary Patricia Oliver


     9.6   Interpretation.  When a reference is made in this Agreement to
           --------------
Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November 22, 1999.

     9.7   Counterparts.  This Agreement may be executed in counterparts, all of
           ------------
which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.8   Entire Agreement.  This Agreement (including the documents and the
           ----------------
instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     9.9   Governing Law.  This Agreement shall be governed and construed in
           -------------
accordance with the laws of the States of Delaware and Ohio, as applicable, without regard to any applicable conflicts of law.

     9.10  Enforcement of Agreement.  The parties hereto agree that irreparable
           ------------------------
damage would occur in the event that the provisions contained in the last sentence of Section 6.2(c) and in Section 6.2(d) of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the last sentence of Section 6.2(c) and
Section 6.2(d) of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.11  Severability.  Any term or provision of this Agreement which is
           ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     9.12  Publicity.  Except as otherwise required by law or the rules of the
           ---------
Nasdaq National Market, so long as this Agreement is in effect, neither Buyer nor Ravenna shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

     9.13  Assignment; No Third Party Beneficiaries.  Neither this Agreement nor
           ----------------------------------------
any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     IN WITNESS WHEREOF, Buyer, the Association and Ravenna have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                   FIRST PLACE FINANCIAL CORP.


                                   By: /s/ Steven R. Lewis
                                       ---------------------------
                                   Name:  Steven R. Lewis
                                   Title: President and Chief Executive Officer

Attest: /s/ Dominique Stoeber
        -----------------------
Name: Dominique Stoeber

                                   FIRST FEDERAL SAVINGS AND LOAN
                                   ASSOCIATION OF WARREN


Attest: /s/ Dominique Stoeber      By: /s/ Steven R. Lewis
        -----------------------        ----------------------------
Name: Dominique Stoeber            Name: Steven R. Lewis
                                   President and Chief Executive Officer



                                   RAVENNA SAVINGS BANK


                                   By: /s/ Earl T. Kissell
                                       ---------------------------
                                   Name:  Earl T. Kissell
                                   Title: President and Chief Executive Officer

Attest: /s/ D. Joe Martin
        ------------------
Name:   D. Joe Martin
        Corporate Secretary